EXHIBIT 10.65
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit, as indicated by "[*]", have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

PURCHASE AGREEMENT

NO. PA-C006

Between

BOMBARDIER INC.

as represented by

BOMBARDIER AEROSPACE
COMMERCIAL AIRCRAFT

and

REPUBLIC AIRWAYS HOLDINGS INC.

Relating to the Purchase of
Forty (40) Bombardier CSeries™ Model CS300 Aircraft

ANNEX A	CUSTOMER SUPPORT SERVICES
ANNEX B	WARRANTY AND SERVICE LIFE POLICY

This Agreement is made on the 24th day of February, 2010.

BETWEEN:	BOMBARDIER INC., a Canadian corporation, as represented by Bombardier Aerospace, Commercial Aircraft, having an office at 123 Garratt Boulevard, Toronto, Ontario, Canada, M3K 1Y5 (“Bombardier”)

AND:	REPUBLIC AIRWAYS HOLDINGS INC., a Delaware corporation having an office at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, U.S.A. (“Buyer”).

WHEREAS	Buyer desires to purchase and Bombardier desires to sell forty (40) Aircraft and related data, documents, and services on the terms and conditions set out in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Bombardier agree as follows:

ARTICLE 1  -  INTERPRETATION

1.1	The headings in this Agreement are included for convenience only and shall not be used in the construction or interpretation of this Agreement.

1.2	In this Agreement, unless otherwise expressly provided or the context otherwise requires, the singular includes the plural and vice-versa.

1.3	In this Agreement, the following expressions shall have the meaning ascribed thereto below unless otherwise expressly provided

“Acceptance Period” means, in the case of any Aircraft, a period of [*] consecutive Business Days, commencing on the later of the Readiness Date for such Aircraft or the date such Aircraft is actually made available to Buyer for final ground and flight acceptance at the Delivery Location in which to complete the final acceptance of the Aircraft;

“Agreement” means this Agreement, including the Schedules, Annexes, and Appendices attached hereto and letter agreements between Bombardier and Buyer, if any, expressly stated to be part of the Agreement and the Specification (each of which is incorporated into this Agreement by this reference), as they may be amended or supplemented pursuant to the provisions of this Agreement;

“Aircraft” means the aircraft to be sold and purchased pursuant to this Agreement (including any aircraft the subject of an option exercise).  For the avoidance of doubt, in the event that this Agreement covers more than one aircraft, the expression “Aircraft” shall refer to any one or more of such aircraft as the context requires, or as otherwise expressly stated in the relevant provision of this Agreement;

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 3 of 41

“Aircraft Purchase Price” means the CS300 Aircraft Purchase Price;

“Base Customer Support Services” means the customer support services included in the Aircraft Purchase Price and described in Annex A;

“Bill of Sale” means a bill of sale in the form set out in Schedule II;

“Business Day” means any day other than a Saturday, Sunday or day on which banks are authorized or required to close in Indianapolis, Indiana, USA, Toronto,  Ontario, or Montreal, Quebec, Canada;

“Buyer Requested Changes” means changes made pursuant to Article 10.1;

“Buyer Selected Optional Features” means the items set out in Appendix IV;

“Certificate of Acceptance” means a certificate of acceptance in the form set out in Schedule I;

“Certificate of Receipt of Aircraft” means a certificate in the form set out in Schedule III;

[*]

“Change Order” means a document to be utilized to amend this Agreement in the form set out in Schedule IV;

“Configured CS300 Price” has the meaning set out in Article 4.1;

“CS300 Aircraft Purchase Price” has the meaning set out in Article 4.2;

“CS300 List Price” has the meaning set out in Article 4.1;

“Delivery Date” means, with respect to any Aircraft, the date on which title to such Aircraft transfers from Bombardier to Buyer pursuant to Article 9.1;

 “Delivery Location” means Bombardier’s facility in Mirabel, Quebec, Canada, or such other location in Canada agreed upon by Bombardier and Buyer;

“Deposits” means the Firm Deposits and the Option Deposits;

“EASA” means the European Aviation Safety Agency;

“Economic Adjustment Formula” means the economic adjustment formula attached as Appendix I;

“Excusable Delay” has the meaning set out in Article 12.1;

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 4 of 41

“FAA” means the Federal Aviation Administration of the United States of America;

“Firm Aircraft” means each of the forty (40) Aircraft offered for sale in the Agreement in Article 2.1;

“Firm Deposit” has the meaning set out in Article 5.1.1.

“Intellectual Property” means a patent, trademark, industrial design or copyright registered with a Canadian or United States office or agency having jurisdiction with respect thereto or similar office or agency of another country whose laws respect the rights of patent, trademark, industrial design and copyright owners of other countries or a trade secret protected under the laws of any country whose laws respect the trade secrets of other countries;

“Non-Excusable Delay” has the meaning set out in Article 13.1;

“Notice” means any notice, request, approval, permission, consent or other communication to be given or required under this Agreement in accordance with Article 16;

“Option Deposit” means a deposit by Buyer with Bombardier of U.S. Dollars with respect to an Aircraft as to which Bombardier has granted to Buyer an option to purchase;

“[*]” [*]

“Permitted Change” has the meaning set out in Article 10.2;

“Readiness Date” means the date on which the Aircraft will be offered by Bombardier for Buyer’s final ground and flight acceptance (as notified by Bombardier to Buyer);

“Regulatory Change” has the meaning set out in Article 10.3;

“Scheduled Delivery Month” means for each Aircraft the month (as may be established and subsequently modified from time to time in accordance with this Agreement) in which such Aircraft shall be offered to Buyer for final ground and flight acceptance;

“Scheduled Delivery Quarter” means for each Aircraft the quarter specified in Appendix II (as may be modified from time to time in accordance with this Agreement) in which such Aircraft shall be offered to Buyer for final ground and flight acceptance;

“Specification” means the type specification referred to in Appendix III, being a general description of the Aircraft (a copy of which Buyer acknowledges having received), as that specification may be modified from time to time in accordance with this Agreement;

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 5 of 41

“Subsidiary” of a corporation means a corporation or other entity more than 50% of whose stock or other equity interest of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors (or equivalent officials) is at the relevant time owned directly or indirectly by such corporation;

“Taxes” has the meaning set out in Article 4.3; and

“TC” means Transport Canada Civil Aviation.

1.4	All dollar amounts in this Agreement are expressed in United States Dollars and all references to “$” and “USD” have a corresponding meaning.

1.5	In this Agreement, reference to an Article, Schedule, Annex or Appendix shall be construed as a reference to an article, schedule, annex or appendix of and to this Agreement.

1.6	In this Agreement, reference to “include”, “includes” or “including” shall mean including without limitation.

1.7
For the purposes of this Agreement, a corporation or an entity is an affiliate of another corporation or entity if, but only if, one corporation or entity is a Subsidiary of the other corporation or entity or both corporations or entities are Subsidiaries of the same corporation or entity.

ARTICLE 2  -  SUBJECT MATTER OF SALE

2.1
Subject to the terms and conditions of this Agreement, Bombardier shall sell and Buyer shall purchase forty (40) Bombardier CSeries Model CS300 aircraft manufactured pursuant to the Specification as supplemented to include the Buyer Selected Optional Features.

ARTICLE 3  -  CUSTOMER SUPPORT SERVICES AND WARRANTY

3.1	Bombardier shall provide to Buyer the Base Customer Support Services pursuant to the provisions of Annex A.

3.2
Bombardier shall provide to Buyer the warranty and the service life policy described in Annex B. Such warranty shall be the exclusive warranty applicable to the Aircraft, parts, technical data, services and any other item to be delivered under this Agreement.

3.3	Unless expressly stated otherwise, the items referred to in Article 3.1 and Article 3.2 above are included in the Configured CS300 List Price.

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 6 of 41

ARTICLE 4  -  PRICE / TAXES

4.1	Prices

4.1.1	CSeries Model CS300 Aircraft Price

(a)	The list price of each CSeries Model CS300 aircraft (excluding any Buyer Selected Optional Features) Ex Works (Incoterms 2000) at the Delivery Location [*] (the “CS300 List Price”).

(b)	The price of the Buyer Selected Optional Features for each CSeries Model CS300 aircraft [*]

(c)
The price of each configured CSeries Model CS300 aircraft is the sum of (i) the CS300 List Price and (ii) the price of the Buyer Selected Optional Features for such aircraft, [*] (the “Configured CS300 Price”).

4.2	Aircraft Purchase Price

4.2.1
The “CS300 Aircraft Purchase Price” for each Aircraft shall be the aggregate of (i) the Configured CS300 Price, (ii) any Buyer Requested Changes, and (iii) any Regulatory Changes for which Buyer is responsible pursuant to Article 10.3, all as adjusted by the application of the Economic Adjustment Formula to the Delivery Date of such Aircraft.

4.3
The Aircraft Purchase Price does not include any taxes, fees or duties including, but not limited to, sales, use, value added (including the Canadian Goods and Services Tax), personal property, gross receipts, franchise, excise taxes, assessments or duties (collectively, “Taxes”) which are or may be imposed by law upon Bombardier, any affiliate of Bombardier, Buyer, or the Aircraft  whether or not there is an obligation for Bombardier to collect same from Buyer, by any taxing authority or jurisdiction occasioned by, relating to or as a result of the execution of this Agreement or the sale, lease, delivery, storage, use or other consumption of any Aircraft or any other matter, good or service provided under or in connection with this Agreement.

4.4
If any Taxes (other than income taxes charged on the income of Bombardier and its affiliates and other than Taxes for which Bombardier is responsible pursuant to Article 4.5) are imposed upon Bombardier or Buyer with respect to the sale of the Aircraft and related services pursuant to this Agreement and become due or are to be collected from Bombardier by any taxing authority, Bombardier shall notify Buyer. If Buyer has not paid for the Aircraft in full at the time of such imposition, such Taxes shall be added to the Aircraft Purchase Price.  If Buyer has paid for the Aircraft at the time of such imposition, Buyer shall promptly, but no later than ten (10) Business Days after receiving such notice, pay such Taxes directly to the taxing authority, or reimburse Bombardier for such Taxes, as the case may be, including interest and penalties.

4.5	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 7 of 41

4.6
Upon either party’s request, the other party shall execute and deliver to the requesting party any documents that the requesting party reasonably deems necessary or desirable in connection with any exemption from, reduction of, contestation of, or defense against any imposition of Taxes with respect to the sale of the Aircraft and related services pursuant to this Agreement.

ARTICLE 5  -  PAYMENT

5.1	Payments

5.1.1
Bombardier acknowledges having received from Buyer a deposit of [*] with respect to each Firm Aircraft (the “Firm Deposit”) to be applied against the balance of the Aircraft Purchase Price due on or before the Delivery Date of the relevant Firm Aircraft.

5.1.2	Buyer shall make payment or cause payment to be made for each Firm Aircraft as follows:

(a)	Upon execution of this Agreement Buyer shall make a payment to Bombardier in the amount of [*]

(b)	[*]

(c)	[*]

(d)	[*]

(e)	[*]

(f)	[*]

(g)	[*]

(h)	[*]

All payments referred to in paragraphs (f) and (g) above are to be made on the first Business Day of the applicable month.  [*]

[*]

5.2
If Buyer fails to pay when due any amount payable by it under this Agreement, Buyer shall pay Bombardier, immediately upon demand, interest on such late payment, from the date that such payment becomes due up to and including the day of payment, at [*], compounded monthly. Bombardier’s right to receive such interest is in addition to any other right or remedy Bombardier has at law or otherwise as a result of Buyer’s failure to make payments when due including the right to terminate this Agreement in accordance with Article 15.

5.3
Buyer shall make all payments due under this Agreement in immediately available funds by deposit on or before the due date to Bombardier’s account detailed below or such other bank account in North America as Bombardier may notify to Buyer from time to time at least one Business Day prior to the date when payment is due:

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 8 of 41

Transfer to:	[*]
[*]
[*]
[*]

	[*]	[*]
[*]
[*]
[*]

Reference:  Purchase Agreement No. PA-C006 / Invoice No.

5.4	All other amounts due from Buyer with respect to each Aircraft pursuant to Articles 4 and 5 shall be paid on or prior to the Delivery Date of the respective Aircraft.

5.5
Bombardier shall remain the exclusive owner of each Aircraft, free and clear of all rights, prior claims, interests, liens, charges, registrations and encumbrances or special property interests of or created by or through Buyer until such time as Bombardier has delivered to Buyer a Bill of Sale for such Aircraft.

5.6	Buyer shall make all payments under this Article 5 without set-off, deduction or counter claim of any kind.

ARTICLE 6  -  BUYER INFORMATION

6.1	During the manufacture of the Aircraft, Buyer shall provide to Bombardier the information with respect to such Aircraft set forth in Appendix V by the applicable date set forth therein.

Failure, refusal or delay of Buyer to comply with the requirements of this Article 6.1 may result in an increase in the Aircraft Purchase Price [*], a delay in the delivery of the Aircraft, or both.  Further, any revisions to the Appendix V information that Bombardier receives after the respective due date may result in an increase in the Aircraft Purchase Price [*], a delay in delivery of the Aircraft, or both.

6.2	Buyer acknowledges that there will be no Buyer furnished equipment installed or incorporated on the Aircraft.

6.3	Buyer acknowledges that the Aircraft paint scheme shall include the placement of a Bombardier logo(s), the size and location of which shall be subject to mutual agreement of Bombardier and Buyer. [*].

ARTICLE 7  -  CERTIFICATION

7.1
Bombardier shall obtain from (a) TC, a TC Type Certificate (Transport Category), (b) the FAA, an FAA Type Certificate, and (c) EASA, an EASA Type Certificate for aircraft of the type of the Aircraft, and Bombardier shall furnish Buyer a copy of the TC and FAA Type Certificates upon request of Buyer and the EASA Type Certificate [*] .

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 9 of 41

7.2
Bombardier shall provide to Buyer, for each Aircraft, either (i) an FAA certificate of airworthiness or (ii) a TC Export Airworthiness Certificate for export to, the United States of America on or before the applicable Delivery Date.  [*]

7.3	Buyer shall be responsible for obtaining any import licenses and/or authorizations required to import the Aircraft into any country outside of Canada or to operate the Aircraft.

7.4
Bombardier shall obtain, [*], a Canadian export license and any other Canadian governmental approvals necessary to enable Buyer to export the Aircraft from Canada, subject to prevailing export control regulations (including those of the United States) in effect on the Delivery Date. If Buyer is required to obtain an export license or any other Canadian governmental approvals necessary to enable Buyer to export the Aircraft, Bombardier shall assist Buyer in obtaining same at Bombardier’s expense.  [*]

7.5
If the use of any of the certificates identified in this Article 7 is discontinued during the performance of this Agreement, reference herein to such discontinued certificate shall be deemed a reference to any other certificate or instrument which corresponds to such certificate or, if there should not be any such other certificate or instrument, then Bombardier shall be deemed to have obtained such discontinued certificate(s) upon demonstrating that the Aircraft complies substantially with the Specification as supplemented to include the Buyer Selected Optional Features. References herein to a regulatory authority shall include any succeeding department or agency then responsible for the duties of said regulatory authority.

ARTICLE 8  -  DELIVERY AND ACCEPTANCE PROCESS

8.1
Each Aircraft shall be offered to Buyer for final ground and flight acceptance at the Delivery Location during the applicable Scheduled Delivery Month. For each Firm Aircraft, Bombardier shall, at least [*] prior to its Scheduled Delivery Quarter, notify Buyer of its Scheduled Delivery Month, which Scheduled Delivery Month shall be within the applicable Scheduled Delivery Quarter for such Firm Aircraft.  [*]

8.2	Bombardier shall give Buyer at least [*] days advance Notice of the projected Readiness Date for each Aircraft, and at least [*] advance Notice of the Readiness Date of each Aircraft.

8.3	Within five (5) Business Days following receipt by Buyer of the Notice of the Readiness Date, Buyer shall:

(a)	identify to Bombardier the names of Buyer’s representatives who will participate in the final ground and flight acceptance of the Aircraft; and

(b)	provide evidence of the authority of the designated persons to execute the Certificate of Acceptance and other delivery documents on behalf of Buyer.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 10 of 41

8.4	Bombardier shall make the Aircraft available to Buyer for inspection and flight test during the Acceptance Period for such Aircraft.

8.5
Up to [*] representatives of Buyer may participate in Buyer’s ground inspection of the Aircraft and [*] representatives of Buyer may participate in the acceptance flight.  Bombardier shall, if requested by Buyer, perform an acceptance flight of not less than [*] and not more than [*] hours duration.  Ground inspection and flight acceptance shall be conducted in accordance with acceptance procedures (a copy of which is attached as Schedule V). Buyer’s representatives shall at all times comply with the rules and regulations in effect generally applicable to commercial airline customers at the relevant Bombardier facility, provided that Bombardier has given such representatives advance notice of such rules and regulations.

8.6
Unless a material discrepancy from the Specification (as supplemented to include the Buyer Selected Optional Features and changes in accordance with Article 10 of this Agreement) [*] is identified prior to or during the final ground or flight acceptance, Buyer shall accept the Aircraft on or before the last day of the Acceptance Period in accordance with the provisions of Article 8.9.

8.7
If any material discrepancy from the Specification (as supplemented to include the Buyer Selected Optional Features and changes in accordance with Article 10 of this Agreement) [*] is identified prior to or during the final ground or flight acceptance, the discrepancy shall be corrected by Bombardier at no cost to Buyer as soon as reasonably possible, depending on the nature of the discrepancy and of the time required for correction.

8.8
Upon completion of such correction, Bombardier shall give Buyer notice thereof, in which case Buyer shall conduct an additional ground inspection and/or test flight [*].   Unless a material discrepancy from the Specification (as supplemented to include the Buyer Selected Optional Features and changes in accordance with Article 10 of this Agreement) [*] is revealed after Bombardier shall have given Buyer such notice of completion of such correction, Buyer shall accept the Aircraft within [*] after completion of such inspection and flights in accordance with the provisions of Article 8.9. [*]

8.9	At such time as Buyer is obligated to accept the Aircraft pursuant to Articles 8.6 through 8.8:

(a)
Buyer shall sign and deliver to Bombardier a Certificate of Acceptance for such Aircraft. Execution of the Certificate of Acceptance by or on behalf of Buyer shall be conclusive evidence of Buyer having examined such Aircraft and having found it to be acceptable to Buyer as of the Delivery Date, [*]

(b)
Bombardier shall deliver to Buyer, with respect to such Aircraft either (i) an FAA certificate of airworthiness or (ii) a TC Export Airworthiness Certificate for export to the United States of America;

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 11 of 41

(c)	Buyer shall pay Bombardier the balance of the Aircraft Purchase Price for such Aircraft and any other amounts then due and payable by Buyer to Bombardier [*]

(d)
Upon receipt by Bombardier of the balance of the Aircraft Purchase Price for such Aircraft, and any other amounts then due and payable by Buyer to Bombardier [*] Bombardier shall deliver to Buyer a Bill of Sale and an FAA bill of sale for the Aircraft;

(e)	Buyer shall execute and deliver to Bombardier a Certificate of Receipt of Aircraft for the Aircraft; and

(f)	[*]

8.10
Buyer shall promptly, upon demand, reimburse Bombardier for all reasonable costs and expenses incurred by Bombardier as a result of a failure, refusal or delay by Buyer to accept, take delivery of and/or remove the Aircraft from Bombardier’s premises when Buyer is required to do so, including but not limited to amounts for storage, insurance, taxes and the preservation and protection of the Aircraft.  In addition, Bombardier may in its reasonable discretion, without releasing Buyer from any of its liabilities to Bombardier and without any liability whatsoever of Bombardier to Buyer, deliver the Aircraft affected by such failure, refusal or delay to another customer to minimize the impact upon Bombardier of such failure, refusal or delay by Buyer hereunder, whether or not Bombardier elects to terminate this Agreement pursuant to Article 15.  [*]

8.11
Bombardier will deliver to Buyer, free of charge, a draft installed components listing with respect to such Aircraft within [*] of such Aircraft receiving its TC Certificate of Airworthiness in a mutually agreeable electronic format depicting the part numbers, serial numbers, and installed locations.

[*]

ARTICLE 9  -  TITLE AND RISK

9.1
Title to the Aircraft and risk of loss of or damage to the Aircraft shall pass to Buyer upon execution and delivery of the documents and completion of the other actions contemplated by Article 8.9(a) through (d) inclusive.

9.2
IF AFTER TRANSFER OF TITLE TO AN AIRCRAFT TO BUYER, THE AIRCRAFT REMAINS IN OR IS RETURNED TO THE CARE, CUSTODY OR CONTROL OF BOMBARDIER, BUYER SHALL RETAIN RISK OF LOSS OF OR DAMAGE TO THE AIRCRAFT, AND HEREBY WAIVES, RENOUNCES AND RELEASES BOMBARDIER AND ITS AFFILIATES FROM ALL CLAIMS, WHETHER DIRECT, INDIRECT OR BY WAY OF SUBROGATION, FOR DAMAGES TO OR LOSS OF THE AIRCRAFT ARISING OUT OF, OR RELATED TO, OR BY REASON OF SUCH CARE, CUSTODY OR CONTROL, [*].

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 12 of 41

ARTICLE 10  -  CHANGES

10.1	Buyer Requested Changes

Should Buyer request a change to the Specification or any Buyer Selected Optional Features, Bombardier shall advise Buyer whether Bombardier is prepared to agree to make such change and, if so, of the price and availability of the change and, to the extent reasonably practicable, of the expected effect, if any, of such change on:

(a)	the Scheduled Delivery Month (or, if a Scheduled Delivery Month has not then been assigned, the Scheduled Delivery Quarter);

(b)	the price and payment terms applicable to the Aircraft; and

(c)	the performance characteristics of the Aircraft.

Such change shall be effected by way of a written Change Order which shall become effective and binding on the parties hereto when signed by a duly authorized representative of each party. Any changes made in accordance with the provisions of this Article 10.1 shall constitute a “Buyer Requested Change” and the Scheduled Delivery Month or Scheduled Delivery Quarter, as applicable, and/or the Aircraft Purchase Price [*] for such Aircraft shall be adjusted  in accordance with the applicable Change Order executed by Buyer and Bombardier.

10.2	Permitted Changes

10.2.1	Bombardier may, prior to the Delivery Date and without a Change Order or Buyer’s consent:

(a)	substitute the kind, type or source of any material, part, accessory or equipment with any other material, part, accessory or equipment of like, equivalent or better kind, type or source; and/or

(b)	make such change or modification to the Specification, as supplemented to include the Buyer Selected Optional Features, as it deems appropriate to:

1)	improve the Aircraft, its maintainability or appearance, or
2)	prevent delays in manufacture or delivery,

provided that such substitution, change or modification shall not (i) increase the Aircraft Purchase Price or change the Scheduled Delivery Month (or, if a Scheduled Delivery Month has not then been assigned, the Scheduled Delivery Quarter), (ii) adversely affect (a) interchangeability or replaceability of spare parts or (b) [*] or performance characteristics of the Aircraft or (c) the cost of maintaining the Aircraft, unless in each case such adverse affect is not material.  If a substitution, change or modification described above materially adversely affects the interchangeability or replaceability of spare parts, [*] or performance characteristics of the Aircraft or the cost of maintaining the Aircraft, Buyer’s consent shall be requested by Bombardier, such consent not to be unreasonably withheld.  Any change made in accordance with the provisions of this Article 10.2.1 shall constitute a “Permitted Change” and shall be made at no cost to Buyer.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 13 of 41

10.3	Regulatory Changes

If any change to, or modification or testing of, the Aircraft is required by any law or governmental regulation or requirement (or interpretation thereof by any governmental agency having jurisdiction) in order to meet the requirements of Article 7.2 (a “Regulatory Change”), such Regulatory Change shall be made to the Aircraft prior to the Delivery Date to the extent practicable, or at such other time after the Delivery Date as the parties may agree upon (but in any event prior to the required compliance date).

Any Regulatory Change shall be made without additional charge to Buyer unless such Regulatory Change is:

(a)
necessary to comply with any requirement of the United States of America, the country of import, promulgated and effective subsequent to the date of this Agreement, which varies from or is in addition to its regulation, requirement or interpretation in effect on the date hereof for the issuance of a Certificate of Airworthiness in said country of import, in which case the Aircraft Purchase Price for such Aircraft shall be adjusted to include Bombardier’s reasonable charges [*] for incorporating such Regulatory Change in such Aircraft, or

(b)
required by any governmental law or regulations or interpretation thereof promulgated by any authority of Canada or the United States of America having jurisdiction (including TC or the FAA which is promulgated and becomes effective subsequent to the date of this Agreement but before the Delivery Date and which is applicable to all aircraft in general or to all aircraft of the same category as the Aircraft, in which case the Aircraft Purchase Price for such Aircraft shall be adjusted to include Bombardier’s reasonable charges [*] for incorporating such Regulatory Change in such Aircraft.

If delivery of the Aircraft is reasonably delayed by the incorporation of any Regulatory Change, such delay shall constitute an Excusable Delay within the meaning of Article 12.

Bombardier shall issue a Change Order reflecting any Regulatory Change which shall set forth in detail the particular changes to be made and the anticipated effect, if any, of such changes on [*] Scheduled Delivery Month (or, if the Scheduled Delivery Month for the relevant Aircraft has not then been assigned, the Scheduled Delivery Quarter), Configured CS300 Price and/or Aircraft Purchase Price.  Any Change Orders issued pursuant to this Article shall be effective and binding upon the date of Bombardier’s transmittal of such Change Order to Buyer.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 14 of 41

10.4	For the avoidance of doubt, Bombardier and Buyer acknowledge that Buyer Requested Changes, Permitted Changes and Regulatory Changes are intended to be mutually exclusive categories.

ARTICLE 11  -  BUYER’S REPRESENTATIVE AT BOMBARDIER FACILITY

11.1
From time to time, commencing [*] prior to the Scheduled Delivery Month of the first Aircraft to be delivered and ending with the Delivery Date of the last Aircraft purchased hereunder, subject to Article 11.3, Bombardier shall furnish, without charge, office space at Bombardier’s facility relating to the manufacture of the Aircraft for one (1) representative of Buyer.  Buyer shall be responsible for all expenses of its representative and shall notify Bombardier at least [*] calendar days prior to the first scheduled visit of such representative and [*] days for each subsequent visit (provided that separate notices after the first notice of a visit need not be required for visits on consecutive Business Days).

11.2
Bombardier’s and Bombardier’s affiliates’ facilities relating to the manufacture of the Aircraft shall be accessible to Buyer’s representative during normal working hours.  Subject to Articles 11.1, 11.3 and 11.4, Buyer’s representatives shall have the right to periodically observe the manufacture of the Aircraft during normal working hours at the relevant Bombardier facilities, provided that such activities do not disrupt Bombardier’s operations.

11.3
Buyer’s representatives shall at all times comply with the rules and regulations in effect generally applicable to commercial airline customers at the relevant Bombardier facility, provided that Bombardier has given such representatives advance notice of such rules and regulations.

[*] Communication between Buyer’s representative and Bombardier shall be solely through Bombardier’s Contracts Department.

11.4
BUYER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BOMBARDIER, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND CONTRACTORS FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS AND EXPENSES RESULTING FROM INJURIES TO OR DEATH OF BUYER’S REPRESENTATIVES WHILE AT THE FACILITIES OF BOMBARDIER OR BOMBARDIER’S AFFILIATES OR THEIR RESPECTIVE SUBCONTRACTORS, OR DURING OBSERVATION, INSPECTION, GROUND ACCEPTANCE, ACCEPTANCE FLIGHT OR ACCEPTANCE OF THE AIRCRAFT, REGARDLESS OF CAUSE OR FAULT [*], ANY OF BOMBARDIER’S AFFILIATES, ANY OF THEIR SUBCONTRACTORS OR ANY OFFICER, DIRECTOR, AGENT OR EMPLOYEE OF ANY OF THE FOREGOING.

ARTICLE 12  -  EXCUSABLE DELAY

12.1	[*]

(a)	[*]
(b)	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 15 of 41

(c)	[*]
(d)	[*]
(e)	[*]
(f)	[*]
(g)	[*]
(h)	[*]

12.2	(a)	[*]

(b)	[*]

12.3
TERMINATION UNDER ARTICLE 12.2 SHALL DISCHARGE ALL OBLIGATIONS AND LIABILITIES OF BUYER AND BOMBARDIER HEREUNDER WITH RESPECT TO SUCH DELAYED AIRCRAFT (AND ALL UNDELIVERED ITEMS AND SERVICES RELATED TO SUCH AIRCRAFT).  UPON SUCH TERMINATION AND SUBJECT TO ARTICLE 24, BOMBARDIER SHALL [*] REPAY TO BUYER (AS BOMBARDIER’S SOLE LIABILITY AND OBLIGATION WITH RESPECT TO SUCH TERMINATION) ALL DEPOSITS AND ADVANCE PAYMENTS (WITHOUT INTEREST) FOR SUCH AIRCRAFT RECEIVED BY BOMBARDIER LESS ANY AMOUNTS DUE AND UNPAID FROM BUYER TO BOMBARDIER UNDER THIS AGREEMENT.

12.4
THE TERMINATION RIGHT SET FORTH IN ARTICLE 12.2 AND THE REMEDY SET FORTH IN ARTICLE 12.3 ARE EXCLUSIVE OF AND IN SUBSTITUTION FOR ANY AND ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW, CONTRACT OR OTHERWISE FOR EXCUSABLE DELAY IN THE DELIVERY OF AN AIRCRAFT, AND BUYER DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES FOR EXCUSABLE DELAY IN THE DELIVERY OF AN AIRCRAFT, INCLUDING REMEDIES FOR (A) ANY COSTS INCURRED BY BUYER IN SECURING TEMPORARY OR PERMANENT REPLACEMENT AIRCRAFT, (B) ANY FINANCING, TAX, PERSONNEL, FACILITY OR OTHER COSTS OR DAMAGES INCURRED BY BUYER RELATING TO NON-DELIVERY OF THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO EXPENSES FOR PILOT AND GROUND CREW TRAINING, MAINTENANCE FACILITIES, SCHEDULING AND PILOT TIME, AND (C) ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, LOSS OF REVENUE OR LOSS OF PROFIT.

[*]

ARTICLE 13  -  NON-EXCUSABLE DELAY / CERTIFICATION DELAY / FAILURE TO TAKE DELIVERY

13.1	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 16 of 41

13.2
THE LIQUIDATED DAMAGES PAYABLE IN ACCORDANCE WITH THIS ARTICLE 13, AND BUYER’S RIGHTS UNDER ARTICLE 13.2(B) AND ARTICLE 13.3 FOR NON-EXCUSABLE DELAYS IN DELIVERY OF AN AIRCRAFT, INCLUDING A COMPLETE FAILURE TO DELIVER, ARE EXCLUSIVE OF AND IN SUBSTITUTION FOR ANY AND ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE FOR CERTIFICATION DELAY OR NON-EXCUSABLE DELAY IN DELIVERY OF AN AIRCRAFT AND BUYER DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES FOR CERTIFICATION DELAY OR FOR NON-EXCUSABLE DELAY IN DELIVERY OF AN AIRCRAFT INCLUDING REMEDIES FOR (A) ANY COSTS INCURRED BY BUYER IN SECURING TEMPORARY OR PERMANENT REPLACEMENT AIRCRAFT, (B) ANY FINANCING, TAX, PERSONNEL, FACILITY OR OTHER COSTS OR DAMAGES INCURRED BY BUYER RELATING TO DELIVERY OR NON-DELIVERY OF THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO EXPENSES FOR PILOT AND GROUND CREW TRAINING, MAINTENANCE FACILITIES, SCHEDULING AND PILOT TIME, (C) ANY INTEREST OR OTHER AMOUNT IN CONNECTION WITH ANY PAYMENT MADE PURSUANT TO ARTICLE 5 OR OTHERWISE, AND (D) ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, LOSS OF REVENUE OR LOSS OF PROFIT.

[*]

ARTICLE 14  -  LOST, DESTROYED OR DAMAGED AIRCRAFT

14.1
If, prior to the Delivery Date of an Aircraft, such Aircraft is lost, destroyed or damaged beyond repair as a result of an Excusable Delay, Bombardier shall promptly notify Buyer in writing.  Such Notice shall specify the earliest month reasonably possible, consistent with Bombardier’s other contractual commitments and production schedule, by which Bombardier estimates it would be able to deliver a replacement Aircraft for the lost, destroyed or damaged Aircraft.  If the Notice specifies a month more than twelve (12) months after the Scheduled Delivery Month (or, if a Scheduled Delivery Month has not then been assigned, the Scheduled Delivery Quarter) for the lost, destroyed or damaged Aircraft, Buyer may [*] thereafter terminate this Agreement with respect to such Aircraft by giving written Notice to Bombardier. Unless Buyer exercises such right to terminate this Agreement with respect to such Aircraft, the parties shall execute an amendment to this Agreement which shall set forth the Scheduled Delivery Month for such replacement aircraft (which shall be the month specified in Bombardier’s Notice referred to in the second sentence of this Article 14.1), [*]: provided, however, that nothing herein shall obligate Bombardier to manufacture or deliver a replacement aircraft if it would require the reactivation or acceleration of its production line for the model of aircraft purchased hereunder. The terms and conditions of this Agreement otherwise applicable to the lost, destroyed or damaged Aircraft shall apply to the replacement aircraft.

14.2
TERMINATION UNDER ARTICLE 14.1 SHALL DISCHARGE ALL OBLIGATIONS AND LIABILITIES OF BUYER AND BOMBARDIER HEREUNDER WITH RESPECT TO SUCH LOST, DESTROYED OR DAMAGED AIRCRAFT (AND ALL UNDELIVERED ITEMS AND SERVICES RELATED TO SUCH AIRCRAFT).  UPON SUCH TERMINATION AND SUBJECT TO ARTICLE 24, BOMBARDIER SHALL WITHIN [*] AFTER SUCH TERMINATION REPAY TO BUYER (AS BOMBARDIER’S SOLE LIABILITY AND OBLIGATION WITH RESPECT TO SUCH TERMINATION) ALL DEPOSITS AND ADVANCE PAYMENTS (WITHOUT INTEREST) FOR SUCH AIRCRAFT RECEIVED BY BOMBARDIER LESS ANY AMOUNTS DUE AND UNPAID FROM BUYER TO BOMBARDIER UNDER THIS AGREEMENT.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 17 of 41

14.3
THE TERMINATION RIGHT SET FORTH IN ARTICLE 14.1 AND THE REMEDY SET FORTH IN ARTICLE 14.2 IN THE EVENT AN AIRCRAFT IS LOST, DESTROYED OR DAMAGED BEYOND REPAIR AS A RESULT OF AN EXCUSABLE DELAY ARE EXCLUSIVE OF AND IN SUBSTITUTION FOR ANY AND ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW, CONTRACT OR OTHERWISE IN THE EVENT AN AIRCRAFT IS LOST, DESTROYED OR DAMAGED BEYOND REPAIR AS A RESULT OF AN EXCUSABLE DELAY AND BUYER DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES IN THE EVENT AN AIRCRAFT IS LOST, DESTROYED OR DAMAGED BEYOND REPAIR AS A RESULT OF AN EXCUSABLE DELAY INCLUDING REMEDIES FOR (A) ANY COSTS INCURRED BY BUYER IN SECURING TEMPORARY OR PERMANENT REPLACEMENT AIRCRAFT, (B) ANY FINANCING, TAX, PERSONNEL, FACILITY OR OTHER COSTS OR DAMAGES INCURRED BY BUYER RELATING TO NON-DELIVERY OF THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO EXPENSES FOR PILOT AND GROUND CREW TRAINING, MAINTENANCE FACILITIES, SCHEDULING AND PILOT TIME, OR (C) ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, LOSS OF REVENUE OR LOSS OF PROFIT.

ARTICLE 15  -  TERMINATION

15.1
This Agreement may be terminated, in whole or in part, with respect to any or all of the Aircraft before the applicable Delivery Date by either party (the “terminating party”) by Notice to the other party (the “other party”) if:

(a)	the other party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts or generally does not pay its debts as they become due;

(b)
a receiver or trustee is appointed for the other party or for substantially all of the other party’s assets and, if appointed without the other party’s consent, such appointment is not discharged or stayed within [*] days thereafter;

(c)
a proceeding or action under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors is instituted by or against the other party, and, if contested by the other party, is not dismissed or stayed within [*] days thereafter; or

(d)
any writ of attachment or execution or any similar process is issued or levied against all or substantially all of the other party’s property and is not released, stayed, bonded or vacated within [*] days after its issue or levy.

15.2	This Agreement may be terminated by Bombardier in whole or in part, before the Delivery Date with respect to any or all undelivered Aircraft:

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 18 of 41

(a)
if Buyer is in default or breach of any payment obligation which continues for [*] after receipt by Buyer of Notice from Bombardier stating the amount of such payment obligation, its due date and that Buyer has failed to make payment when due; or

(b)
if Buyer is in default or breach of any other material term (including Article 8) or condition of this Agreement and Buyer does not cure such default or breach within [*] days after receipt of notice from Bombardier specifying such default or breach.

15.3
This Agreement may be terminated by Buyer, in whole or in part, with respect to all or any of the Aircraft, as applicable, only pursuant to Article 12, 13, 14 or 15.1.  Buyer’s exclusive rights, remedies and recourse against Bombardier upon termination under Article 12, 13, or 14 are as set forth in Article 12, 13, and 14, respectively. If Buyer terminates this Agreement, in whole or in part, pursuant to Article 15.1, then, as Buyer’s sole recourse and remedy and Bombardier’s sole obligation and liability, Bombardier shall within [*]

15.4	In case of termination of this Agreement, in whole or in part, with respect to undelivered Aircraft, by Bombardier pursuant to this Article 15:

(a)
all rights of Buyer under this Agreement and any interest or claim Buyer may have in or to any terminated Aircraft shall be null and void with immediate effect (and for certainty, except with respect to any Aircraft not the subject of such termination);

(b)	Bombardier may sell, lease or otherwise dispose of the terminated Aircraft to another party free of any claim or registration by Buyer; and

(c)	Bombardier shall be entitled to recover from Buyer:

(i)	[*] and

(ii)	[*], all costs, expenses, losses and damages incurred by Bombardier as a result of Buyer’s default,

and in each case, [*] by Bombardier with respect to all undelivered terminated Aircraft shall be retained by Bombardier and applied firstly against such liquidated damages or such costs, expenses, losses and damages, as applicable, and then against any other amounts then owing by Buyer to Bombardier under this Agreement and Bombardier shall then return to Buyer any excess of such Deposits and advance payments above such liquidated damages or such costs, expenses, losses and damages, as applicable, and such other amounts then owing.

15.5
The parties’ obligations under Articles 4, 15, 17, 18, 21, 22, 23 and 24 and Buyer’s obligations under Articles 5.2, 8.10, 9.2, 11.4, 12.4, 13.4, and 14.3 and unless expressly stated otherwise, all obligations relating to Aircraft that have been delivered to Buyer which continue after delivery shall survive any termination of this Agreement. Further, any obligation of either party under this Agreement which is expressly stated to survive any termination of this Agreement, shall survive any termination of this Agreement.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 19 of 41

ARTICLE 16  -  NOTICES

16.1
Subject to Article 16.2 and/or as otherwise expressly provided in this Agreement, any Notice given under this Agreement shall be in writing, in English and shall be delivered by (i) hand against written receipt, (ii) courier, (iii) facsimile, providing reasonable proof of transmission, or (iv) registered mail, charges prepaid, addressed to the respective parties as follows:

(a)	to Bombardier:

Bombardier Inc.
Bombardier Aerospace
Commercial Aircraft
123 Garratt Boulevard
Toronto, Ontario
Canada
M3K 1Y5

Attention:	Director, Contracts
Facsimile:	(416) 375-4533

(b)	to Buyer:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268
U.S.A.

Attention:	President
Facsimile:	(317) 484-6060

or to such other address or facsimile number as the relevant party may from time to time notify to the other party in accordance with this Article.

16.2	(i)
Any Notice given by hand delivery or by courier shall conclusively be deemed to have been given and received on the day of actual delivery thereof if given on a Business Day before 5:00 p.m. (local time of the recipient), or otherwise on the first Business Day thereafter.

(ii)
Any Notice given by facsimile on a Business Day before 5:00 p.m. (local time of the recipient) shall conclusively be deemed to have been given and received on such Business Day and otherwise shall conclusively be deemed to have been given and received on the first Business Day thereafter, provided in each case that the party giving such Notice has received a successful transmission receipt.

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 20 of 41

(iii)	Any Notice that is sent by registered mail shall conclusively be deemed to have been given and received on the date indicated on the receipt for such mail as the date of receipt by the addressee.

16.3	For the purposes of this Article, “Business Day” shall mean a day other than a Saturday, Sunday or statutory holiday in the jurisdiction of the recipient.

ARTICLE 17  -  INDEMNITY AGAINST INTELLECTUAL PROPERTY INFRINGEMENT

17.1
In the case of any actual or alleged infringement of any Canadian or United States Intellectual Property or, subject to the conditions and exceptions set forth below, any Intellectual Property issued under the laws of any other country in which Buyer from time to time may lawfully operate the Aircraft (“Other Intellectual Property”), by the Aircraft, or by any system, accessory, equipment or part installed in such Aircraft at the time title to such Aircraft passes to Buyer, [*], Bombardier shall indemnify, protect and hold harmless Buyer from and against all claims, suits, actions, liabilities, damages and costs (including reasonable attorneys’ fees and expenses) resulting from such actual or alleged infringement, excluding any indirect, incidental, consequential, or punitive damages (which include loss of revenue or loss of profit) and Bombardier shall, at its option and expense:

(a)	procure for Buyer the right under such Intellectual Property or Other Intellectual Property to use such system, accessory, equipment or part;

(b)	replace such system, accessory, equipment or part with one of similar nature and quality that is non-infringing; or

(c)	modify such system, accessory, equipment or part to make same non-infringing in a manner such as to keep it otherwise in compliance with the requirements of this Agreement.

17.2
Bombardier’s obligation hereunder shall extend to Other Intellectual Property only if from the time of design of the Aircraft, system, accessory, equipment or part that is subject to such infringement claim until the alleged infringement claim is resolved:

(a)	such other country and the country in which the Aircraft is registered are fully bound by Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944; and

(b)
such other country and the country of registration of the Aircraft shall each have been a party to the International Convention for the Protection of Industrial Property (Paris Convention) or have enacted patent laws which recognize and give adequate protection to inventions made by the nationals of other countries which are contracting parties to the Paris Convention.

17.3
The foregoing indemnity does not apply to equipment provided by Buyer to Bombardier, or to avionics, engines or any system, accessory, equipment, article or part that was not either manufactured by Bombardier or manufactured to Bombardier’s detailed design.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 21 of 41

17.4
Buyer shall (i) give Bombardier written notice within ten (10) calendar days after Buyer receives notice of a suit or action against Buyer alleging infringement or within twenty (20) calendar days after Buyer receives any other written claim of infringement [*], (ii) use reasonable efforts upon request of Bombardier to reduce or mitigate any such expenses, damages, costs or royalties involved for which Bombardier must indemnify, and (iii) furnish promptly to Bombardier upon Bombardier’s request all data, papers and records in its possession or control necessary to resist and defend against such claim or suit.  Bombardier may at its option conduct negotiations with any party claiming infringement and may intervene in any suit or action.  Whether or not Bombardier intervenes, Bombardier shall be entitled at any stage of the proceedings at its sole cost to assume or control the defence of any claim. Buyer shall not agree to settle any claim or action against it for which Bombardier may be held liable or responsible hereunder without Bombardier’s prior written consent.

17.5
THE INDEMNITY, OBLIGATIONS AND LIABILITIES OF BOMBARDIER AND REMEDIES OF BUYER SET OUT IN THIS ARTICLE ARE EXCLUSIVE AND ACCEPTED BY BUYER TO BE IN LIEU OF AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF BOMBARDIER AND OF ITS AFFILIATES AND ALL OTHER RIGHTS, REMEDIES AND CLAIMS, INCLUDING CLAIMS FOR DAMAGES, DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE OF BUYER AGAINST BOMBARDIER AND ITS AFFILIATES EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO INTELLECTUAL PROPERTY INFRINGEMENT OF ANY KIND BY THE AIRCRAFT OR ANY INSTALLED SYSTEM, ACCESSORY, EQUIPMENT OR PART.

ARTICLE 18  -  LIMITATION OF LIABILITY; DISCLAIMER AND RELEASE; INDEMNIFICATION

18.1
IN NO EVENT WILL BOMBARDIER OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES OR CONTRACTORS HAVE ANY OBLIGATION OR LIABILITY (AT LAW OR IN EQUITY) WHETHER ARISING IN CONTRACT, UNDER STATUTE, UNDER WARRANTY (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) IN TORT (INCLUDING BUT NOT LIMITED TO ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, CONTRIBUTORY NEGLIGENCE, VICARIOUS LIABILITY OR STRICT PRODUCTS LIABILITY) OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, AGGRAVATED OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR ANY AIRCRAFT, GOODS OR SERVICES DELIVERED OR PROVIDED HEREUNDER.

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 22 of 41

18.2
THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOMBARDIER AND THE REMEDIES OF BUYER EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING ANNEX A AND ANNEX B) AND THE BILL OF SALE EXCLUSIVELY SET FORTH BOMBARDIER’S WARRANTIES, OBLIGATIONS AND LIABILITIES WITH RESPECT TO ANY NON-CONFORMANCE OF THE AIRCRAFT WITH THE SPECIFICATION OR ANY DEFECT OR FAILURE IN THE AIRCRAFT, OR PART THEREOF, OR ANY PRODUCT, PART, DOCUMENT, DATA OR SERVICE DELIVERED OR PROVIDED UNDER THIS AGREEMENT AND ARE ACCEPTED BY BUYER TO BE ITS EXCLUSIVE REMEDY AND BOMBARDIER EXPRESSLY DISCLAIMS AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES, OBLIGATIONS, REPRESENTATIONS AND LIABILITIES, EXPRESS OR IMPLIED, OF BOMBARDIER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES WITH RESPECT TO EACH AIRCRAFT OR PART THEREOF, PRODUCT, PART, DOCUMENT, DATA OR SERVICE DELIVERED OR PROVIDED UNDER THIS AGREEMENT, ARISING IN FACT, IN LAW, IN EQUITY, IN CONTRACT, UNDER STATUTE, UNDER WARRANTY, IN TORT, OR OTHERWISE, INCLUDING:

A.	ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE;

B.	ANY IMPLIED WARRANTY OR CONDITION ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

C.
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, CONTRIBUTORY NEGLIGENCE, VICARIOUS LIABILITY OR STRICT PRODUCTS LIABILITY OF BOMBARDIER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES; AND

D.	ANY OBLIGATION, LIABILITY OR RESPONSIBILITY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT OR PART THEREOF, OR ANY PRODUCT OR PART DELIVERED OR PROVIDED UNDER THIS AGREEMENT.

[*]

ARTICLE 19  -  ASSIGNMENT

19.1
Except as provided in Articles 19.2 and 19.3, Buyer shall not assign, sell, transfer, charge or dispose of (in whole or in part) any of its rights or obligations hereunder without Bombardier’s prior written consent, and without such consent any purported assignment, sale, transfer, charge or disposition shall be void and of no effect.  In the event of an assignment, sale, transfer, charge or disposition by Buyer with Bombardier’s consent, Buyer shall remain jointly and severally liable with any assignee for the performance of any and all of Buyer’s obligations under this Agreement and the assignee shall agree in writing in favour of Bombardier (on terms and conditions satisfactory to Bombardier, acting reasonably) to comply with the terms and conditions of this Agreement relating to the assigned obligations.

19.2
Either party may assign, sell, transfer or dispose of (in whole or in part) any of its rights and obligations hereunder to a wholly-owned subsidiary (direct or indirect) provided that there is no increase to the liability and/or responsibility of the non-assigning party, that the assignor remains jointly and severally liable with any assignee for the performance of the assigned obligations under this Agreement, and that the assignee agrees to comply with the applicable terms and conditions of this Agreement relating to the assigned obligations. [*].

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 23 of 41

19.3
After transfer of title of an Aircraft, Buyer may assign its rights under this Agreement in respect of such Aircraft to a third party purchaser of such Aircraft, provided that there is no increase to the liability and/or responsibility of Bombardier, and that such third party agrees in writing in favour of Bombardier (on terms and conditions satisfactory to Bombardier, acting reasonably) that in exercising any rights of Buyer under this Agreement it will be bound by all the terms and conditions of this Agreement applicable to such Aircraft.

19.4	Bombardier may assign any of its rights to receive money hereunder without the consent of Buyer.

19.5
Notwithstanding any of the foregoing, Buyer may not assign any of its rights and obligations under this Agreement to any person that is a competitor of, or is an affiliate of a competitor of, Bombardier or any of its affiliates in the manufacturing of airframes.

ARTICLE 20  -  SUCCESSORS

20.1	This Agreement shall inure to the benefit of and be binding upon each of Bombardier and Buyer and their respective successors and permitted assigns.

ARTICLE 21  -  APPLICABLE LAWS

21.1
This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, U.S.A., excluding the choice of law rules, and the parties agree that the application of the United Nations Convention on Contracts for the International Sale of Goods is hereby excluded.

21.2	EACH PARTY HEREBY AGREES TO WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION INVOLVING THE PARTIES IN CONNECTION WITH THIS AGREEMENT.

21.3
Bombardier’s obligations under this Agreement shall be subject to and apply only to the extent permitted by applicable laws, legislation, regulations, directives and/or orders regarding export controls, including those of the United States.  On the date of this Agreement Bombardier is not aware of any export controls adversely affecting the export of the Aircraft to the United States.

ARTICLE 22  -  CONFIDENTIAL NATURE OF AGREEMENT

22.1
This Agreement and its terms are confidential between the parties and shall not, without the prior written consent of the other party, be disclosed by either party (or its directors, officers, employees or agents) in whole or in part to any other person or entity except (i) as may be necessary for the disclosing party to carry out its obligations under this Agreement, or (ii) as may be required by law, including securities laws, or court order.

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 24 of 41

22.2
Except as may be reasonably required for the normal operation, maintenance, overhaul and repair of the Aircraft or as may be required by applicable law or court order, Buyer shall hold confidential all technical data and information supplied by or on behalf of Bombardier that contains confidential, proprietary or trade secret information and shall not reproduce any such technical data or information or divulge the same to any third party without the prior written consent of Bombardier.

22.3
Either party may announce the signing of this Agreement (i) by means of a notice to the press provided that the content and date of the notice has been agreed to by the other party, or (ii) as required by law, including securities laws.

22.4
It is acknowledged that Buyer will be required to file this Agreement as an exhibit to a periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Buyer agrees to use its good faith reasonable efforts to work with Bombardier to prepare and file with the Securities and Exchange Commission a request for confidential treatment pursuant to Rule 24b-2 under the Exchange Act with respect to confidential information in this Agreement and any future amendments. [*]

22.5	This Article 22 shall survive any termination of this Agreement.

ARTICLE 23  -  AGREEMENT

23.1
This Agreement constitutes the entire Agreement between Bombardier and Buyer and supersedes and cancels all prior agreements, negotiations, drafts, representations and communications, whether oral or written, between Bombardier and Buyer or their respective agents, with respect to or in connection with the subject matter of this Agreement.

23.2
No agreement or understanding varying or supplementing the terms and conditions hereof shall be binding on either Bombardier or Buyer unless an amendment to this Agreement is agreed to in writing and duly signed by the parties’ authorized representatives.

23.3
Unless otherwise expressly agreed to in writing duly signed by the parties’ authorized representatives, in the event of any inconsistencies between this Agreement and any of the Schedules, Annexes, Appendices or other documents referred to herein, the provisions of this Agreement shall prevail.

23.4
If any of the provisions of this Agreement are for any reason declared by judgment of a court of competent jurisdiction to be unenforceable or ineffective, those provisions shall be deemed severable from the other provisions of this Agreement and the remainder of this Agreement shall remain in full force and effect to the full extent permitted by law.

23.5
THE BENEFIT TO BOMBARDIER OF THE (I) WAIVERS, RELEASES, RENUNCIATIONS, DISCLAIMERS AND EXCLUSIONS OF LIABILITY, AND (II) OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS IN ARTICLES 11.4, 12.4, 13.3, 14.3, 17.5, 18 AND ANNEX B ARTICLE 5.3 OF THIS AGREEMENT EXTENDS ALSO TO (A) THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES OF BOMBARDIER, (B) THE DIVISIONS, SUBSIDIARIES AND AFFILIATES OF BOMBARDIER AND TO EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND (C) ANY OTHER PERSON OR ENTITY ON WHOSE BEHALF AND FOR WHOSE BENEFIT BOMBARDIER IS ACTING AS AGENT OR TRUSTEE FOR PURPOSES OF THIS AGREEMENT.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 25 of 41

23.6	Bombardier and Buyer confirm to each other they have each obtained the required authorizations and fulfilled any applicable conditions to enable each of them to enter into this Agreement.

23.7
Buyer and Bombardier agree that this Agreement has been the subject of discussion and negotiation and is fully understood by the parties hereto and that the price of the Aircraft and the other agreed terms set forth herein were arrived at in consideration of all provisions hereof including Articles 9.2, 11.4, 12, 13, 14, 15, 17.5 and 18.

ARTICLE 24  -  CAPE TOWN REGISTRATION

24.1
Buyer shall not register or consent  to register any international interest or prospective international interest under the “Convention on International Interests in Mobile Equipment” (“Cape Town Convention”) with respect to the airframe or the engines on the Aircraft until such time as title to such Aircraft has been transferred from Bombardier to Buyer.

24.2
Bombardier represents that it is an entity properly registered under the Cape Town Convention registry.  Upon written request from Buyer, Bombardier shall, at the time title to an Aircraft is transferred to Buyer pursuant to this Agreement, provide its consent to a Cape Town Convention registration evidencing the transfer of title to the Aircraft to Buyer.  Buyer shall be responsible for all registration and search costs.

24.3
In the event of termination of this Agreement for any reason whatsoever, any reimbursement to be made to Buyer shall be conditional upon Buyer discharging or causing the discharge of any registration under the Cape Town Convention created by or with the consent of Buyer in respect of any Aircraft title to which has not been transferred to Buyer.  Upon request, Buyer shall provide Bombardier with reasonably sufficient evidence that any such registrations have been discharged.  Notwithstanding the foregoing, if Bombardier commences court proceedings to obtain the discharge of any such registrations created in contravention of this Article 24, Bombardier shall be entitled to recover against Buyer any and all costs, fees and expenses (including attorney’s fees) incurred by Bombardier to obtain such discharge and Buyer shall also be liable for any and all damages suffered by Bombardier as a result of Buyer’s breach of its obligations under this Article 24.  Bombardier shall be entitled to set-off such costs, fees, expenses and damages against any reimbursement to be made to Buyer under this Agreement.

ARTICLE 25  -  EXECUTION IN COUNTERPART

The Agreement and all Letter Agreements thereto, may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement or Letter Agreements respectively.

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 26 of 41

(remainder of this page intentionally left blank - signature page follows)

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 27 of 41

IN WITNESS WHEREOF this Agreement has been entered into on the date first written above.

For and on behalf of

BOMBARDIER INC.
As represented by
Bombardier Aerospace
Commercial Aircraft

Name:	[*]	Name:	[*]

Title:	[*]	Title:	[*]

REPUBLIC AIRWAYS HOLDINGS INC.

By:

Name:	[*]

Title:	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 28 of 41

[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 29 of 41

APPENDIX II  -  DELIVERY SCHEDULE

CS300 Aircraft	Scheduled Delivery Quarter	CS300 Aircraft	Scheduled Delivery Quarter
First Firm Aircraft	[*]	Thirty-First Firm Aircraft	[*]
Second Firm Aircraft	[*]	Thirty-Second Firm Aircraft	[*]
Third Firm Aircraft	[*]	Thirty-Third Firm Aircraft	[*]
Fourth Firm Aircraft	[*]	Thirty-Fourth Firm Aircraft	[*]
Fifth Firm Aircraft	[*]	Thirty-Fifth Firm Aircraft	[*]
Sixth Firm Aircraft	[*]	Thirty-Sixth Firm Aircraft	[*]
Seventh Firm Aircraft	[*]	Thirty-Seventh Firm Aircraft	[*]
Eighth Firm Aircraft	[*]	Thirty-Eighth Firm Aircraft	[*]
Ninth Firm Aircraft	[*]	Thirty-Ninth Firm Aircraft	[*]
Tenth Firm Aircraft	[*]	Fortieth Firm Aircraft	[*]
Eleventh Firm Aircraft	[*]
Twelfth Firm Aircraft	[*]
Thirteenth Firm Aircraft	[*]
Fourteenth Firm Aircraft	[*]
Fifteenth Firm Aircraft	[*]
Sixteenth Firm Aircraft	[*]
Seventeenth Firm Aircraft	[*]
Eighteenth Firm Aircraft	[*]
Nineteenth Firm Aircraft	[*]
Twentieth Firm Aircraft	[*]
Twenty-First Firm Aircraft	[*]
Twenty-Second Firm Aircraft	[*]
Twenty-Third Firm Aircraft	[*]
Twenty-Fourth Firm Aircraft	[*]
Twenty-Fifth Firm Aircraft	[*]
Twenty-Sixth Firm Aircraft	[*]
Twenty-Seventh Firm Aircraft	[*]
Twenty-Eighth Firm Aircraft	[*]
Twenty-Ninth Firm Aircraft	[*]
Thirtieth Firm Aircraft	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 30 of 41

APPENDIX III  -  TYPE SPECIFICATION

Aircraft Type	Aircraft Model	Type Specification

CSeries Aircraft	CS300	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 31 of 41

APPENDIX IV  -  BUYER SELECTED OPTIONAL FEATURES

CS: 30RW005_A

[*]	[*]	[*] [*]
[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
	[*]	[*]

[*]
[*]	[*]	[*]
[*]	[*]	[*]

	[*]	[*]

[*]
[*]
[*]

[*]	[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 32 of 41

APPENDIX V  -  BUYER INFORMATION

Bombardier anticipates that Buyer will be required to provide to Bombardier the following Buyer Information by the due dates set out below.  Bombardier shall notify Buyer of (i) any additional information required (and the applicable due date(s)) and (ii) any necessary modifications to the Buyer Information requirements and/or due dates set out below.

BUYER INFORMATION	DUE DATES

Buyer Selected Optional Features	[*] to delivery of the First applicable Aircraft.

Customization - Cabin Décor (materials) - Seat trim and finish (leather, fabric, etc) - Customized Paint Scheme - Emergency Equipment selection/location - Placards, Markings, Labels & Translations	[*] to delivery of the First applicable Aircraft.

Aircraft Data - Aircraft Registration Number - Mode S Transponder Octal Code(s), as applicable - ELT Protocol selection and code - SELCAL Code(s), as applicable - TAWS Audio Call-out Codes	[*] to delivery of the applicable Aircraft[*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 33 of 41

APPENDIX V  -  FORM “A”  -  BUYER’S CUSTOMIZED PAINT SCHEME

REPUBLIC AIRWAYS HOLDINGS INC. (“Buyer”) hereby approves the attached Customized Paint Scheme.

Dated this ___ day of ______________ 20XX.

REPUBLIC AIRWAYS HOLDINGS INC.

By:

Name:

Title:

Copy to:  Director, Contracts [Fax +1 416 375 4533]

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 34 of 41

APPENDIX V  -  FORM “B”  -  BUYER’S INTERIOR DECOR AND EMERGENCY EQUIPMENT LIST

REPUBLIC AIRWAYS HOLDINGS INC. (“Buyer”) hereby approves (i) the attached Interior Decor as submitted by Buyer on, 20XX and confirmed by Bombardier Inc., as represented by Bombardier Aerospace, Commercial Aircraft on, 20XX, and (ii) the attached Emergency Equipment List and Locations.

Dated this ___ day of ______________ 20XX.

REPUBLIC AIRWAYS HOLDINGS INC.
By:

Name:

Title:

Copy to:  Director, Contracts [*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 35 of 41

APPENDIX V  -  FORM “C”  -  BUYER’S PLACARDS, LABELS & MARKINGS

REPUBLIC AIRWAYS HOLDINGS INC. (“Buyer”) hereby approves the attached Placards, Markings, and Labels as submitted by Buyer on, 20XX and confirmed by Bombardier Inc., as represented by Bombardier Aerospace, Commercial Aircraft on, 20XX.

Dated this ___ day of ______________ 20XX.

REPUBLIC AIRWAYS HOLDINGS INC.

By:

Name:

Title:

Copy to:  Director, Contracts [*]

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 36 of 41

SCHEDULE I  -  CERTIFICATE OF ACCEPTANCE

The undersigned hereby acknowledges on behalf of _________________ (“Buyer”) acceptance of the CSeries Model CS300 Aircraft bearing manufacturer's serial number __________ fitted with two (2) Pratt & Whitney model __________ engines bearing serial numbers ____________ and _______________ as being acceptable.

Place:                                                           Date:

Signed for and on behalf of
[_______________________________]

By:

Name:

Title:

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 37 of 41

SCHEDULE II  -  BILL OF SALE

FOR VALUABLE CONSIDERATION, BOMBARDIER INC., AS REPRESENTED BY BOMBARDIER AEROSPACE, COMMERCIAL AIRCRAFT (“BOMBARDIER”), OWNER OF THE FULL LEGAL AND BENEFICIAL TITLE OF THE AIRCRAFT DESCRIBED AS FOLLOWS:

ONE (1) BOMBARDIER CSERIES MODEL CS300 AIRCRAFT BEARING:

MANUFACTURER’S SERIAL NO.:    _________________________, WITH:

PRATT & WHITNEY MODEL __________ ENGINES SERIAL NOS.:___________________ AND ____________________

[*]

DOES THIS ______ DAY OF _______________ 20XX HEREBY SELL, GRANT, TRANSFER AND DELIVER ALL RIGHT, TITLE AND INTEREST IN AND TO SUCH AIRCRAFT UNTO: ________________ (“BUYER”)

BY VIRTUE OF THE EXECUTION OF THIS BILL OF SALE, BOMBARDIER HEREBY DIVESTS ITSELF OF ALL ITS RIGHT, TITLE AND INTEREST OF ANY KIND IN THE AIRCRAFT, IN FAVOUR OF BUYER.

BOMBARDIER hereby represents and warrants to BUYER, its successors and assigns:

(i)	that BOMBARDIER has good and marketable title to the Aircraft and the good and lawful right to sell the same; and

(ii)
that good and marketable title to the Aircraft is hereby duly vested in BUYER free and clear of all claims, liens, encumbrances and rights of others of any nature.  BOMBARDIER hereby covenants and agrees to defend such title forever against all claims and demands whatsoever.

THIS BILL OF SALE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

BUYER:

PLACE: __________________________________	TIME: ______________________________	[AM/PM] E.S.T.

* Confidential

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 38 of 41

For and on behalf of

BOMBARDIER INC.
As represented by
Bombardier Aerospace
Commercial Aircraft

Name:

Title:

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 39 of 41

SCHEDULE III  -  CERTIFICATE OF RECEIPT OF AIRCRAFT

THE UNDERSIGNED HEREBY ACKNOWLEDGES TO HAVE RECEIVED FROM BOMBARDIER INC., AS REPRESENTED BY BOMBARDIER AEROSPACE, COMMERCIAL AIRCRAFT AT [CITY, STATE/PROVINCE, COUNTRY] ON THE _____ DAY OF 20XX, AT _______ [AM/PM] E.S.T., ONE (1) BOMBARDIER CSERIES MODEL CS300 AIRCRAFT, BEARING MANUFACTURER’S SERIAL NUMBER ________________, WITH TWO (2) PRATT & WHITNEY MODEL _____________ ENGINES SERIAL NUMBERS _______________ AND _______________ PURSUANT TO PURCHASE AGREEMENT NO. PA-C006.

Place: ___________________________                 Date: ________________________

Signed for and on behalf of
BUYER

Name:

Title:

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 40 of 41

SCHEDULE IV  -  CHANGE ORDER

PURCHASER:

PURCHASE AGREEMENT NO.:	AIRCRAFT TYPE:

C.C.O. NO.:	DATED:

PAGE __ of __

REASON FOR CHANGE:

DESCRIPTION OF CHANGE:

EFFECT ON AIRCRAFT PURCHASE PRICE:

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN UNCHANGED

For administrative purposes only, a consolidation of the amendments contained in this CCO is attached.  In the event of inconsistencies between the consolidation and this CCO, this CCO shall prevail.

FOR AND ON BEHALF OF:	FOR AND ON BEHALF OF:

BOMBARDIER INC.	REPUBLIC AIRWAYS HOLDINGS INC.
As represented by
Bombardier Aerospace
Commercial Aircraft

Signed:	Signed:

Date:	Date:

Purchase Agreement No. PA-C006	Bombardier ______ Buyer______
Republic Airways Holdings Inc.	Page 41 of 41

ANNEX A

CUSTOMER SUPPORT SERVICES
TECHNICAL SUPPORT, SPARE PARTS, TRAINING AND TECHNICAL DATA

The following Customer Support Services are those services to which reference is made in Article 3 of the Agreement.

ARTICLE 1  -  TECHNICAL SUPPORT

1.1	Factory Service

Bombardier shall maintain or cause to be maintained the capability to respond to Buyer’s technical inquiries, to conduct investigations concerning repetitive maintenance problems and to issue findings and recommend action thereon for as long as [*] Bombardier CSeries aircraft in any variant or model remain in commercial air transport service worldwide.

1.2	Field Service Representatives (“FSR”) and Start-Up Team

1.2.1	FSR Services

Bombardier shall provide Buyer with FSR coverage (“FSR Services”) for the [*] at Buyer’s main base of operation or other location as may be mutually agreed.  The FSR shall be available for eight (8) hours per day for a total of forty (40) hours per week.

1.2.2	FSR Term

The FSR assignment shall be continuous during the FSR term and commence [*] prior to the delivery of the first Aircraft.  The FSR assignment may be extended on terms and conditions to be mutually agreed.  In order to terminate the FSR assignment prior to the scheduled expiration, Buyer shall provide Bombardier with a minimum of [*] Notice. Buyer’s failure to provide such Notice of early termination may, in the sole discretion of Bombardier, result in Buyer bearing the reasonable costs and expenses incurred by Bombardier as a result of Buyer not providing the required Notice.

1.2.3	FSR Responsibility

The FSR shall be responsible for providing technical advice to Buyer on the maintenance and operation of the Aircraft systems and troubleshooting during scheduled and unscheduled maintenance by Buyer’s designated personnel.

1.2.4	Start-Up Team Services

To assist Buyer with the introduction of the Aircraft into revenue service, Bombardier shall assemble a “Start-Up Team” at Buyer’s main base of operation or other location as may be mutually agreed.  The composition of the Start-Up Team shall be subject to discussion and could include operational, technical and/or maintenance support and flight instruction (“Start-Up Team Services”).  The composition of the Start-Up Team shall be mutually agreed upon by Buyer and Bombardier at least six months prior to delivery of the first Aircraft.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 1 of 26

1.2.5	Start-Up Team Term

The Start-Up Team Services assignment shall be for [*] and shall commence immediately after the Delivery Date of the first Aircraft or upon another mutually agreed schedule.

1.2.6	Travel

If requested by Buyer and agreed to by Bombardier, the FSR and/or the Start-Up Team may, at Buyer’s expense, travel or relocate to another location. In the case of a relocation request, Buyer shall provide Bombardier with a Notice at least [*] prior to the desired date of relocation. Upon agreement between Buyer and Bombardier, short-term and/or temporary relocation may be accommodated with a shorter Notice period.

1.2.7	Office Facilities

Buyer shall furnish the FSR and the Start-Up Team, at no charge to Bombardier: (i) a parking space(s), and (ii) suitable, secure and private office facilities and related equipment including a desk, a file cabinet, access to two telephone lines, high-speed internet and facsimile and photocopy equipment, conveniently located at Buyer’s main base of operation or other location as may be mutually agreed.

1.2.8	Reimbursement of Taxes and Other Fees

Buyer shall reimburse Bombardier (net of any additional taxes on such reimbursement) the amount of any and all taxes [*] and fees imposed by US governmental agencies or agencies of the government of any other jurisdiction (other than Canada or any subdivision thereof) to the extent imposed by virtue of actions taken by any such person at the request of Buyer, of whatever nature, including any customs duties, withholding taxes and fees together with any penalties or interest thereon, paid or incurred by Bombardier, the FSR, the Start-Up Team, or any other Bombardier employee or contractor as a result of or in connection with the rendering of the FSR Services and/or Start-Up Team Services [*] Bombardier shall cooperate with Buyer with a view of minimizing such taxes or fees, if any, through the use of applicable tax exemptions, waivers, refunds or credits.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 2 of 26

1.2.9	Right to Stop Work

Bombardier shall not be required to commence or continue the FSR Services or Start-Up Team Services when:

1.2.9.1	there is a labour dispute or work stoppage in progress at the relevant location where the FSR Services or Start-Up Team Services are to be performed;

1.2.9.2	there exist war, risk of war, warlike operation, riot or insurrection at the relevant location where the FSR Services or Start-Up Team Services are to be performed;

1.2.9.3	there exist conditions that may be dangerous to the health or safety of the FSR or Start-Up Team at the relevant location where the FSR Services or Start-Up Team Services are to be performed;

1.2.9.4
the government of the country of the relevant location where the FSR Services or Start-Up Team Services are to be performed or where Buyer desires the FSR and/or Start-Up Team to travel refuses such person(s) permission to enter said country; or

1.2.9.5	the performance of the FSR or the Start-Up Team Services subjects Bombardier to liability under any applicable law, legislation, regulation, order or directive.

1.2.10	Work Permits and Clearances

Buyer shall arrange for all necessary work permits, immigration permits and airport security clearances required in the United States of America or any other jurisdiction(s) (other than Canada or any subdivision thereof) where the FSR and Start-Up Team Services are to be performed at Buyer’s request and shall cooperate with Bombardier in obtaining any necessary U.S. (or any such other jurisdiction) visa requirements for the FSR, the FSR’s dependents, Start-Up Team and/or other Bombardier employees and contractors to permit timely performance of the FSR Services and/or Start-Up Team Services.

1.3	FSR and Start-Up Team Services Conference

A FSR and Start-Up Team conference shall be convened on a date to be mutually agreed between Buyer and Bombardier, at least [*] months prior to the Delivery Date of the first Aircraft, in order to review and agree on the specific FSR requirements of Buyer, the specific composition of the Start-Up Team, the matters set forth in Annex A, Articles 1.2.6, 1.2.7 and 1.2.10 and any other related matters.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 3 of 26

1.4	Additional Services

At Buyer’s request, Bombardier shall provide a proposal to provide such additional support services as the parties may agree upon, which may include special investigations, maintenance and/or repair of the Aircraft.

1.5           In-Service Maintenance Data

Buyer shall provide to Bombardier in-service maintenance data in order to assist Bombardier in providing updates to Bombardier’s recommended maintenance program.  Buyer and Bombardier shall agree on standards and frequency for communication of such data.

[*]

ARTICLE 2  -  SPARE PARTS, GSE, TOOLS AND TEST EQUIPMENT

2.1	Definitions

In this Annex A, Article 2, the following expressions shall have the meaning ascribed thereto below unless otherwise expressly provided.  All other defined terms and expressions used in this Annex A, Article 2 and in the Agreement, but not defined in this Annex A, Article 2, shall have the same meaning as in the Agreement.

“Aircraft Illustrated Parts Catalogue” means the manual containing information for the identification and requisition of Aircraft replaceable parts and units, as amended from time to time by Bombardier.

“Bombardier Spare Part(s)” means any Bombardier spare part, ground support equipment, tool or test equipment for the Aircraft which is i) manufactured by Bombardier or ii) manufactured by a third party on behalf of Bombardier where such third party has been provided a Bombardier drawing by Bombardier for such part, ground support equipment, tool or test equipment.  For greater certainty, Bombardier Spare Part(s) do not include any component, equipment, accessory or part that at the Delivery Date of an Aircraft is/are installed on or incorporated in such Aircraft.

“Buyer Furnished Equipment” means items of equipment, if any, that are furnished by Buyer and installed on the Aircraft by Bombardier.

“Order” means any order for a Bombardier Spare Part or a Vendor Part issued by Buyer to Bombardier.

“Power Plant Part(s)” means: (i) an engine, and any engine component, equipment or part, including the nacelle and any accessory or assembly, carrying the power plant manufacturer’s part number, or (ii) any part furnished by the power plant manufacturer as a spare part.

“Structural Repair Manual” means the manual containing descriptive information for identification and repair of Aircraft primary and secondary structure.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 4 of 26

“Spare Parts” means all material, spare parts, assemblies, special tools and items of equipment, including ground support equipment, applicable to the Aircraft.  The term “Spare Parts” includes Bombardier Spare Parts, spare Power Plant Parts and spare Vendor Parts, but excludes spare parts related to Buyer Furnished Equipment.  For greater certainty, the term “Spare Parts” does not include any component, equipment, accessory or part that at the Delivery Date of an Aircraft is installed on or incorporated in such Aircraft.
“Spare Parts Price Catalogue” means a list of parts prices periodically published by Bombardier for Bombardier Spare Parts and selected Vendor Parts.

“Technical Data” shall have the meaning attributed to it in Annex A, Article 4.1.

“Vendor” means a manufacturer of a Vendor Part.

“Vendor Part(s)” means any component, equipment, accessory or part, including a spare part, ground support equipment, tool and test equipment, for the Aircraft that is not a Warranted Part, Bombardier Spare Part, Power Plant Part or Buyer Furnished Equipment.

“Warranted Part” has the meaning set forth in Annex B to this Agreement.

2.2	Term, Applicability and Standards

The terms of this Annex A, Article 2 shall become effective on the date hereof and shall remain in force and effect with respect to the purchase and sale of Spare Parts so long as at least [*] CSeries aircraft in any variant or model remain in commercial air transport service worldwide, notwithstanding the expiration or termination of the Agreement.

2.3	Order Terms

The terms and conditions herein shall apply to all Orders issued by Buyer to Bombardier in lieu of any terms and conditions in Buyer’s purchase orders.

2.4	Purchase and Sale of Spare Parts

2.4.1	Agreement to Manufacture and Sell

Bombardier shall manufacture or cause to be manufactured, or procure, and make or cause to be made available for sale to Buyer suitable Spare Parts in quantities sufficient to meet the reasonably anticipated needs of Buyer for normal maintenance and normal spares inventory replacement.  Bombardier shall also maintain or cause to be maintained a shelf stock of certain Bombardier Spare Parts selected by Bombardier to ensure reasonable re-order lead times and emergency support.  Bombardier shall also maintain or cause to be maintained a reasonable quantity of Bombardier insurance parts.  Insurance parts as used herein shall include, but not be limited to, dispatch-essential parts such as major flight control surfaces.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 5 of 26

2.5	Agreement to Purchase Bombardier Spare Parts

2.5.1	Redesign of Bombardier Spare Parts

Buyer may only redesign Bombardier Spare Parts, or have them redesigned, manufacture Bombardier Spare Parts, or have them manufactured only under the following conditions:

(a)	When less than [*] aircraft of the type purchased hereunder are operated in scheduled commercial air transport service;

(b)
Any time Bombardier Spare Parts are needed to effect emergency repairs on the Aircraft, provided that such redesign or manufacture by or from sources other than Bombardier allows Buyer to obtain Bombardier Spare Parts in less time than Bombardier requires to furnish them; or

(c)
If Buyer has notified Bombardier in writing that any Bombardier Spare Parts are defective or unsatisfactory in use and if within a reasonable period thereafter Bombardier has not provided a satisfactory resolution or made redesigned Bombardier Spare Parts available.

2.5.2	Buyer’s Right to Purchase, Redesign or Manufacture

Buyer’s right to purchase, redesign or to have redesigned or manufacture or to have manufactured Bombardier Spare Parts under Annex A, Article 2.5.1 shall not be construed as a granting of a license by Bombardier and shall not obligate Bombardier to disclose to anyone Technical Data or other information nor to the payment of any license fee or royalty or create any obligation whatsoever to Bombardier and Bombardier shall be relieved of any obligation or liability with respect to patent infringement in connection with any such redesigned part.  Buyer shall be responsible for obtaining all regulatory authority approvals required by Buyer to repair the Aircraft using redesigned or manufactured Bombardier Spare Parts as described in the preceding Article.  Any such redesigned part shall be identified with Buyer’s part number only.

2.5.3	Notice to Bombardier of Redesigned Parts

If Buyer redesigns or has had any Bombardier Spare Parts redesigned, Buyer shall promptly thereafter advise Bombardier.

2.6	Purchase of Vendor Parts and Power Plant Parts

Bombardier shall not be obligated to maintain a stock of Vendor Parts or Power Plant Parts.  Bombardier may elect to maintain a spares stock of selected Vendor Parts and/or Power Plant Parts at its own discretion to support provisioning and replenishment sales to Buyer.  Bombardier agrees to use commercially reasonable efforts to require its vendors to comply with the terms and conditions of this Annex A Article 2 as they apply to Vendor Parts and Power Plant Parts.  Vendor Parts and Power Plant Parts ordered by Buyer from Bombardier shall be delivered in accordance with the applicable vendor’s quoted lead time plus Bombardier’s internal processing time.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 6 of 26

2.7	Spare Parts Pricing

2.7.1	Spare Parts Price Catalogue

Prices for commonly used Bombardier Spare Parts stocked by Bombardier shall be published in the Spare Parts Price Catalogue. Bombardier shall publish said catalogue once a year [*]

Prices for commonly used Vendor Parts stocked by Bombardier shall be published in the Spare Parts Price Catalogue. [*] Bombardier shall amend its Spare Parts Price Catalogue at the time of release of changes to published prices from vendors.

Bombardier also reserves the right to change prices on an individual basis to correct errors.

2.7.2	Quotations

If requested by Buyer, Bombardier shall provide price and delivery quotations for items not listed in the Spare Parts Price Catalogue.  Price quotations shall be held firm for a period of [*] days or as otherwise specified by Bombardier. Responses to quotation requests shall be provided as soon as reasonably possible but no later than within [*] of receipt of Buyer’s request.

2.7.3	Price Applicability

The purchase price of Bombardier Spare Parts shall be the applicable price set forth in the Spare Parts Price Catalogue at time of receipt by Bombardier of Buyer’s Order or as quoted by Bombardier to Buyer upon request.  If Buyer requests accelerated production, delivery or special handling for Bombardier Spare Parts not taken into account in the price set out in the Spare Parts Price Catalogue for such Bombardier Spare Parts, Bombardier may increase the price from the original quotation to cover any additional costs to Bombardier resulting from such accelerated production, delivery or special handling.

2.7.4	Currency and Taxes

All Spare Parts Price Catalogue and quotation prices shall be in U.S. dollars [*]

Buyer shall pay to Bombardier upon demand the amount of any sales, use, value-added, excise or similar taxes imposed by any federal, provincial or local taxing authority within Canada, and the amount of all taxes imposed by any taxing authority outside Canada, required to be paid by Bombardier as a result of any sale, use, delivery, storage or transfer of any Spare Parts to Buyer [*].  If a claim is made against Bombardier for any such tax, Bombardier shall promptly notify Buyer.

* Confidential
* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 7 of 26

In addition, Buyer shall pay to Bombardier on demand the amount of any customs duties required to be paid by Bombardier with respect to the importation by Buyer of any Spare Parts.

2.8	Provisioning

2.8.1	Pre-provisioning / Provisioning Conference

A pre-provisioning conference shall be convened on a date to be mutually agreed between Buyer and Bombardier in order to:

(i)
discuss the operational parameters to be provided by Buyer to Bombardier which Bombardier considers necessary for preparing its quantity recommendations for initial provisioning of Spare Parts to be purchased from Bombardier or Vendors (“Provisioning Items”);

(ii)	review Buyer’s ground support equipment and special tool requirements for the Aircraft;

(iii)	discuss the format of the provisioning documentation to be provided to Buyer from Bombardier for the selection of Provisioning Items; and

(iv)
arrive at a schedule of events for the initial provisioning process, including the establishment of a date for the initial provisioning conference (“Initial Provisioning Conference”) which shall be scheduled where possible at least [*] months prior to delivery of the first Aircraft.

The time and location of the Initial Provisioning Conference shall be mutually agreed upon between the parties; however, Bombardier and Buyer shall use reasonable efforts to convene such meeting within [*] calendar days after execution of the Agreement.

2.9	Initial Provisioning Documentation

Initial provisioning documentation for Bombardier Spare Parts and Vendor Parts shall be provided by Bombardier as follows:

(a)
Bombardier shall provide, as applicable to Buyer, no later than [*] months prior to the Scheduled Delivery Quarter, or the Scheduled Delivery Month, as the case may be, of the first Aircraft, or as may be mutually agreed, the initial issue of Bombardier recommended provisioning files (as may be amended by Bombardier). Revisions to this provisioning data shall be issued by Bombardier every [*] calendar days until [*] calendar days following the Delivery Date of the last Aircraft, or as may be mutually agreed;

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 8 of 26

(b)
the Aircraft Illustrated Parts Catalogue designed to support provisioning shall be issued concurrently with provisioning data files and revised at every [*] calendar days until expiration of the revision service described in Annex A, Article 4.4.

2.9.1	Obligation to Substitute Obsolete Spare Parts

In the event that, prior to delivery of the first Aircraft, any Spare Part purchased by Buyer from Bombardier is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part thereto (other than a redesign at Buyer’s request), Bombardier shall deliver to Buyer new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts upon return of such Spare Parts to Bombardier by Buyer.

Bombardier shall credit Buyer’s account with Bombardier with the price paid by Buyer for any such obsolete or unusable Spare Part and shall invoice Buyer for the purchase price of any such substitute Spare Part delivered to Buyer.

2.9.2	Delivery of Obsolete Spare Parts and Substitutes

Obsolete or unusable Spare Parts returned by Buyer pursuant to Annex A, Article 2.9.1 shall be delivered to such facilities in North America as Bombardier may reasonably designate. Spare Parts substituted for such returned obsolete or unusable Spare Parts shall be delivered to Buyer from Bombardier’s shipping point in North America as it may reasonably designate.  [*]

2.9.3	Obligation to Repurchase Surplus Provisioning Items

During a period commencing [*] of the first Aircraft, and ending [*] Bombardier shall, upon receipt of Buyer’s written request and subject to the exceptions in Annex A, Article 2.9.4, repurchase unused and undamaged Provisioning Items which: (i) were recommended by Bombardier as initial provisioning for the Aircraft, and (ii) were purchased by Buyer from Bombardier, and (iii) are surplus to Buyer’s needs.

2.9.4	Exceptions

Bombardier shall not be obligated under Annex A, Article 2.9.3 to repurchase any of the following:  (i) quantities of Provisioning Items in excess of those quantities recommended by Bombardier in its Recommended Spare Parts List (“RSPL”) for the Aircraft, (ii) Power Plant Parts, QEC Kits, standard hardware, bulk and raw materials, ground support equipment and special tools, (iii) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of (a) Buyer’s modification of the Aircraft or (b) design improvement by the Aircraft manufacturer or the Vendor (other than Provisioning Items which have become obsolete because of a defect in design if such defect has not been remedied by an offer by Bombardier or the Vendor to provide no charge retrofit kits or replacement parts which correct such defect), and (iv) Provisioning Items which become surplus as a result of a change in Buyer’s operating parameters provided to Bombardier pursuant to Annex A, Article 2.8.1, which were the basis of Bombardier’s initial provisioning recommendations for the Aircraft.

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 9 of 26

2.9.5	Notification and Format

Buyer shall notify Bombardier, in writing, when Buyer desires to return Provisioning Items which Buyer’s review indicates are eligible for repurchase by Bombardier under the provisions of Annex A, Article 2.9.3.  Buyer’s notification shall include a detailed summary, in part number sequence, of the Provisioning Items Buyer desires to return.  Such summary shall be in the form of listings as may be mutually agreed between Bombardier and Buyer, and shall include part number, nomenclature, purchase order number, purchase order date and quantity to be returned.

Within [*] Days after receipt of Buyer’s notification Bombardier shall advise Buyer, in writing, when Bombardier’s review of such summary from Buyer shall be completed.  Bombardier shall promptly review such summary.

2.9.6	Review and Acceptance by Bombardier

Upon completion of Bombardier’s review of any detailed summary submitted by Buyer pursuant to Annex A, Article 2.9.5, Bombardier shall issue to Buyer a Material Return Authorization notice (“MRA”) for those Provisioning Items Bombardier agrees are eligible for repurchase in accordance with Annex A, Article 2.9.3.  Bombardier shall advise Buyer of the reason that any Provisioning Items included in Buyer’s detailed summary are not eligible for return.  The MRA notice shall state a reasonable date by which Provisioning Items listed in the MRA notice must be redelivered to Bombardier and Buyer shall arrange for shipment of such Provisioning Items accordingly.

2.9.7	Price and Payment

The price of each Provisioning Item repurchased by Bombardier pursuant to Annex A, Article 2.9.6 shall be the original invoice price.  Bombardier shall pay the repurchase price by issuing a credit memorandum in favour of Buyer which may be applied against amounts due to Bombardier for the purchase of Spare Parts and services from Bombardier.

2.9.8	Return of Surplus Provisioning Items

Provisioning Items repurchased by Bombardier pursuant to Annex A, Article 2.9.6 shall be delivered to Bombardier Free Carrier (Incoterms), at such destination in North America as Bombardier may reasonably designate.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 10 of 26

2.9.9	Obsolete Spare Parts and Surplus Provisioning Items - Title and Risk of Loss

Title to and risk of loss of any obsolete or unusable Spare Parts returned to Bombardier pursuant to Annex A, Article 2.9.8 shall pass to Bombardier upon delivery thereof to Bombardier.  Risk of loss of any Spare Parts substituted for an obsolete or unusable Spare Part pursuant to Annex A, Article 2.9.1 shall pass to Buyer upon delivery thereof to Buyer.  Title to and risk of loss of any Provisioning Items repurchased by Bombardier pursuant to Annex A, Article 2.9.3 shall pass to Bombardier upon delivery thereof to Bombardier.

With respect to the obsolete or unusable Spare Parts which may be returned to Bombardier and the Spare Parts substituted therefore, pursuant to Annex A, Article 2.9.1, and the Provisioning Items which may be repurchased by Bombardier, pursuant to Annex A, Article 2.9.3, the party which has the risk of loss of any such Spare Part or Provisioning Item shall have the responsibility of providing any insurance coverage thereon desired by such party.

2.10	Procedure for Ordering Spare Parts

Orders for Spare Parts may be placed by Buyer to Bombardier by any method of order placement (including but not limited to letter, facsimile, telephone or hard copy purchase order).

2.10.1	Requirements

Orders shall include at a minimum order number, part number, nomenclature, quantity, delivery schedule requested, shipping instructions and Bombardier’s price, if available.

2.10.2	Processing of Orders

Upon acceptance of any Order, unless otherwise directed by Buyer, Bombardier shall, if the Spare Parts are in stock, proceed to prepare the Spare Parts for shipment to Buyer.  If Bombardier does not have the Spare Parts in stock, Bombardier shall proceed to acquire or manufacture the Spare Parts.  Purchase order status and actions related to the shipment of Spare Parts shall be generally consistent with the provisions of the World Airline Suppliers Guide, as applicable to Buyer.

2.10.3	Changes

Bombardier reserves the right, without Buyer’s consent, to make any necessary corrections or changes in the design, part number and nomenclature of Spare Parts covered by an Order and to substitute Spare Parts provided that interchangeability is not affected. If the unit price changes or interchangeability is affected, Bombardier shall promptly inform Buyer.  If Buyer wishes to proceed with the Order at the changed price or with the affected interchangeability, Buyer shall send Bombardier an amended Order reflecting the new unit price and acknowledging the affected interchangeability. If Buyer wishes not to proceed with the Order at the changed price or with the affected interchangeability, or Buyer does not send an amended Order, Bombardier will not process the Order.

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 11 of 26

2.11	Packing

All Spare Parts ordered shall receive standard commercial packing suitable for export shipment via air freight.  Such standard packing shall generally be in accordance with ATA Spec 300 as amended from time to time.  All AOG orders shall be handled, processed, packed and shipped separately.

2.12	Packing List

Bombardier shall insert in each shipment a packing list/release note itemized to show:

(i)	the contents of the shipment;
(ii)	the approved signature of Bombardier’s TC authority attesting to the airworthiness of the Spare Parts; and
(iii)	the value of the shipment for customs clearance, if required.

2.13	Container Marks

Upon Buyer’s request each container shall be marked with shipping marks as specified on the Order.  In addition Bombardier shall, upon request, include in the markings:  gross weight and cubic measurements.

2.14	Delivery

2.14.1	Delivery Point

Spare Parts shall be delivered to Buyer in one of the following manners at Bombardier’s sole option:

(i)	Free Carrier (Incoterms 2000) at such location as Bombardier may reasonably designate; or

(ii)	Free Carrier (Incoterms 2000) Vendor’s or subcontractor’s plant.

However, in the case of Bombardier Spare Parts ordered by Buyer from Bombardier, if Bombardier is unable to deliver a Bombardier Spare Part Free Carrier (Incoterms 2000) at such location in North America as Bombardier may reasonably designate, [*]

2.14.2	Delivery Time

Subject to Article 2.4.1 of Annex A, Bombardier shall use reasonable efforts so that shipment of Spare Parts to Buyer be as follows:

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 12 of 26

(a)	AOG Orders

Ship AOG Orders within [*] receipt of Order.  Buyer’s affected Aircraft factory production number shall be required on AOG Orders;

(b)	Critical Orders (A1)

Ship critical Orders within [*] of order receipt;

(c)	Expedite Orders (A2)

Ship expedite Orders within [*] days of order receipt;

(d)	Initial Provisioning Orders

Prior to the Delivery Date of the first Aircraft or as may be mutually agreed; and provided that the lead times for order were respected by Buyer;

(e)	Other Orders

Shipment of stock items shall be approximately [*] calendar days after Bombardier’s receipt of Buyer’s Order.  Shipment of non-stock items shall be in accordance with quoted lead times or lead times published in the current Spare Parts Price Catalogue or provisioning data.

Bombardier and Buyer shall meet on a quarterly basis to review AOG orders and performance.

2.15	Collect Shipments

Where collect shipments are not deemed practicable by Bombardier, prepaid freight charges, insurance and all other costs of shipment paid by Bombardier shall be paid by Buyer promptly upon presentation to Buyer of invoices covering the same.

2.16	Freight Forwarder

If Buyer elects to use the services of a freight forwarder for the onward movement of Spare Parts, Buyer agrees to release Bombardier from and indemnify it for any liability for any fines or seizures of Spare Parts imposed under any governmental Goods in Transit regulations, except to the extent attributable to the gross negligence or wilful misconduct of Bombardier.  Any such fines levied against Bombardier shall be invoiced to Buyer and any Spare Parts seized under such regulations shall be deemed to be received, inspected, and accepted by Buyer at the time of seizure.

2.17	Reimbursement of Expenses

If Bombardier gives Buyer written notice that an Order is ready for shipment and shipment is delayed more than [*] calendar days at Buyer’s request or without Bombardier’s fault or responsibility, Buyer shall promptly reimburse Bombardier upon demand for all reasonable costs and expenses, including but not limited to reasonable amounts for storage, handling, insurance and taxes, incurred by Bombardier as a result of such delay.

* Confidential
* Confidential
Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 13 of 26

2.18	Title and Risk of Loss

Property and title to the Spare Parts shall pass to Buyer upon payment for the Spare Parts in full.  Until payment in full for Spare Parts, (a) title to them shall not pass to Buyer, and (b) Bombardier maintains a purchase money security interest in them.  Risk of loss of the Spare Parts shall pass to Buyer upon delivery by Bombardier.  With respect to Spare Parts rejected by Buyer pursuant to Annex A, Article 2.20, risk of loss shall remain with Buyer until such Spare Parts are re-delivered to Bombardier.

Bombardier agrees to notify Buyer when material is shipped and shall provide carrier’s reference information (i.e., waybill number).

2.19	Inspection and Acceptance

All Spare Parts shall be subject to inspection by Buyer at destination. Use of Spare Parts or failure of Buyer to give notice of rejection within [*] calendar days after receipt shall constitute acceptance.  Acceptance shall be final and Buyer waives the right to revoke acceptance for any reason, whether or not known to Buyer at the time of acceptance.  Buyer’s remedies for defects discovered before acceptance are exclusively provided for in Annex A, Article 2.20 herein.

2.20	Rejection

Any notice of rejection referred to in Annex A, Article 2.19 shall specify the reasons for rejection.  If Bombardier concurs with a rejection, Bombardier shall, at its option, correct, repair or replace the rejected Spare Part.  Buyer shall, upon receipt of Bombardier’s written instructions and Material Return Authorization (“MRA”) notice, return the rejected Spare Part to Bombardier at its specified plant, or other destination as may be mutually agreeable.  The return of the rejected Spare Part to Bombardier and the return or delivery of a corrected or repaired rejected Spare Part or any replacement for any such Spare Part to Buyer shall be at Bombardier’s expense.  Any corrected, repaired or replacement Spare Part shall be subject to the provisions of this Agreement.

2.21	Payment

Except as provided in Annex A, Article 2.23 below, payment terms shall be net thirty (30) calendar days of invoice date for established open accounts.  Any overdue amount shall bear interest from the due date until actual payment is received by Bombardier at [*] compounded monthly.

2.22	Payment for Provisioning Items

Payment for Provisioning Items shall be made by Buyer as follows:

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 14 of 26

(a)	a deposit of [*] of the total price of the Provisioning Items as selected by Buyer, upon signature of the spares provisioning document placement by of the Provisioning Items Order with Bombardier; and

(b)	the balance of the total price of Provisioning Items upon their delivery.

2.23	Modified Terms of Payment

Bombardier reserves the right to alter the terms of payment if Buyer fails to pay when due an amount Buyer owes to Bombardier under any agreement with Bombardier.

2.24	Regulations

Buyer shall comply with all applicable monetary and exchange control regulations and shall obtain any necessary authority from the governmental agencies administering such regulations to enable Buyer to make payments at the time and place and in the manner specified herein.

2.25	Warranty

The warranty applicable to Spare Parts is set forth in Annex B to the Agreement.

2.26	Cancellation of Orders

Except as otherwise may apply to initial provisioning, if Buyer cancels an Order, Bombardier, at its option, shall be entitled to recover, as liquidated damages and not as a penalty, an amount based upon the following parameters:

(a)
if work accomplished on the Order has been limited to Bombardier Spares Department, or the part has been identified as “shelf stock” in the Spare Parts Price Catalogue, no cancellation charges shall be made;

(b)
if production planning has been completed on the Order and shop orders have been written, but no shop time or material charges have been made against the Order, the cancellation charge shall be [*] of the price;

(c)	if shop time or material charges have been made against the Order, the cancellation charge shall be based on the cost of such time and materials, plus overhead; and

(d)	if the Spare Parts covered by the Order can be absorbed into Bombardier’s inventory without increasing Bombardier’s normal maximum stock level, no cancellation charges shall be made.

2.27	Lease

Bombardier shall select and make available certain insurance parts for lease, subject to availability and Buyer agreeing to the terms and conditions as set out in Bombardier’s standard agreement.

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 15 of 26

2.28	Additional Terms and Conditions

Bombardier’s conditions of sale are deemed to incorporate the terms and conditions stated herein.  Additional terms and conditions applicable at time of receipt of each order from Buyer may be added providing such terms and conditions do not conflict with the terms and conditions provided herein.  Such additional terms and conditions shall be provided to Buyer at least [*] calendar days prior to their effective date.

ARTICLE 3  -  TRAINING

3.1	General Terms

3.1.1
The objective of the training programs (the “Training Programs”) described in this Agreement is to familiarize and assist Buyer’s personnel in the introduction, operation, and maintenance of the Aircraft.

3.1.2
Bombardier shall offer the Training Programs to Buyer in the English language, at a Bombardier designated facility in North America or, to the extent agreed by Buyer, through appropriate remote access digital tool. The Training Programs shall be completed prior to the Delivery Date of the last Aircraft purchased herein. If Buyer requests any changes to the standard course curriculum, including the requirement for interpreter services, the course durations identified below may be subject to change and any additional costs shall be borne by Buyer.

3.1.3	Buyer shall be responsible for all travel and living expenses (including local transportation) of Buyer’s personnel incurred in connection with the Training Programs.
3.1.4
The Training Programs shall be designed to reflect the model and/or configuration of the Aircraft and may include differences training to identify such configuration or model.  Manuals or other training material which are provided during the Training Programs are updated during the actual courses, but exclude revision service once the individual training is completed.  Bombardier’s Programs comply with FAA requirements and are provided for training purposes only.

3.1.5
Bombardier reserves the right to modify the duration of the Training Programs and the content of the training material without notification provided that such modification does not contravene any regulatory requirements.

3.1.6	The Training Programs are designed for candidates who meet the following minimum prerequisites:

Pilots

(a)	hold airplane asymmetric thrust multi-engine rating;
(b)	have recent multi-crew experience or MCC qualification for TC or FAA approved courses;

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 16 of 26

(c)	hold valid instrument flight rating;
(d)	hold valid medical certificate;
(e)	have a functional comprehension of the English language;
(f)	captains hold current and valid Airline Transport Pilot (ATP) license or equivalent (minimum of 2,500 hours recommended); and
(g)	first officers hold current and valid commercial license or equivalent (minimum of 1,000 hours recommended).

Flight Attendants

(a)	qualified flight attendant with previous experience; or
(b)
hold recent flight attendant training course certificate including fire fighting training, first aid training, in-flight emergency training, safety procedures training and crew communications training; and

(c)	have a functional comprehension of the English language.

Flight Dispatchers

(a)	qualified flight dispatcher with previous experience; or
(b)	familiar with aircraft performance, weight and balance and flight planning; and
(c)	have a functional comprehension of the English language.

Maintenance Technicians

(a)	hold a valid Aircraft Maintenance Engineer (AME) license or equivalent, or have sufficient knowledge and experience (minimum 3 years experience recommended);
(b)	have experience with digital data bus communications, glass cockpit and built-in test equipment; and
(c)	have a functional comprehension of the English language.

3.1.7
Prior to commencement of the Training Programs, additional training can be arranged for Buyer’s personnel who do not meet the above minimum requirements.  Any such additional training shall be provided upon terms and conditions to be mutually agreed.

3.1.8
Should any of Buyer’s personnel who do not meet the above minimum requirements require additional assistance during their training, any additional training costs or other costs (such as costs for interpreters) shall be borne by Buyer.

3.1.9
A training conference shall be held no later than twelve (12) months prior to the Scheduled Delivery Quarter or Scheduled Delivery Month, as the case may be, of the first Aircraft to Buyer, or as may be otherwise agreed, to establish the content and schedule of the Training Programs.

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 17 of 26

3.2	Flight Crew Training

3.2.1	Flight Crew Training

Bombardier shall, provide TC or FAA approved pilot initial training, as applicable, for [*] licensed multi-engine pilots per Aircraft up to a maximum total of [*] pilots.

The training typically consists of approximately eighty (80) hours of instruction, including Web Based Training and/or Computer Based Training (“WBT” and/or “CBT”), Cockpit Procedures Training (“CPT”), Flight Training Device (“FTD”) training and/or Systems Trainer time, as determined by Bombardier. This shall be followed by eight (8) training sessions plus one (1) check ride session (for a total of nine (9) sessions) in a TC or FAA or JAA/EASA approved Level D full flight simulator for each pilot trained. As a result of customary certification constraints at Aircraft entry into service, Buyer recognizes and accepts that such simulator shall be an interim Level C simulator for a short period of time not exceeding [*] months following the Delivery Date of the first Aircraft.

Each session shall consist of approximately [*] hours in the simulator and required briefing/debriefing sessions. Bombardier shall furnish each of Buyer’s pilots attending the course with either one (1) copy of the Flight Crew Operating Manual or one (1) copy of the Pilot Reference Manual, as the case may be.

Should Buyer require on-Aircraft flight training in addition to simulator training, such training shall be conducted on Buyer’s Aircraft after the Delivery Date for [*] hours for each pilot for up to a maximum of [*] of Buyer’s pilots.  Bombardier shall provide an instructor pilot at no additional charge.  Buyer shall be responsible for the cost of fuel, oil, landing fees, taxes, insurance, maintenance and any other associated operating expenses required for the Aircraft during such flight training.  All such training under Article 3.2.1 shall take place at Bombardier’s facilities in Montreal, Canada [*].  During such flights, no passengers shall be permitted on-board the Aircraft. Buyer’s insurance required for in-flight training shall be, as a minimum, as identified in Annex A, Article 3.4.

3.2.2	Flight Attendant Course

Bombardier shall provide a familiarization course for one (1) class with a maximum total of [*] of Buyer’s qualified flight attendant personnel at an [*].

This course shall present general information on the Aircraft and detailed information on the operation of the passenger safety equipment and emergency equipment.  Bombardier shall furnish for each participant in this course one (1) copy of the Flight Attendant Training Guide (without revision service).  Buyer shall assist Bombardier in the development of the Flight Attendant Training Guide to incorporate Buyer’s specific equipment and procedures. Each course shall be for a maximum of [*] training days duration.  If practical experience is provided using Buyer’s Aircraft, Buyer shall be responsible for the cost of fuel, oil, taxes, insurance, maintenance and any other associated expenses required for the Aircraft during the course.

* Confidential
* Confidential
Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 18 of 26

3.2.3	Flight Dispatcher Course

Bombardier shall provide a flight dispatch course for two (2) classes with a maximum total of [*] of Buyer’s qualified flight dispatch personnel in each class at an appropriate location in North America designated by Bombardier.

The course shall consist of classroom instruction and/or web based training covering general Aircraft familiarization, coverage of performance, flight planning, weight and balance and the Minimum Equipment List.  Bombardier shall furnish for each participant in this course one (1) copy of the Pilot Reference Manuals (PRM) Volume I (without revision service) or at Bombardier’s discretion an appropriate training guide.  Each course shall be for a maximum of [*] training days duration.

3.2.4	Line Maintenance Course

Bombardier shall provide line maintenance training for [*] of Buyer’s experienced technicians, who meet the minimum prerequisites as stated in this Annex A, Article 3.1.5, per Aircraft up to a maximum total of [*] technicians.

Maintenance training shall consist of classroom instruction at an appropriate location in North America designated by Bombardier and/or web based training, supported by illustrations, desktop simulation, FTD (Flight Training Device), and maintenance training aids and shall include escorted tours of aircraft production and/or flight line areas whenever possible.

The course shall consist of instruction pertaining to the entire Aircraft and its systems, including detailed systems description, operation, and routine line maintenance practices (ATA Level 3).  The course material shall be principally mechanical with electrical and avionics information for overall systems comprehension. If practical experience is provided using Buyer’s Aircraft, Buyer shall be responsible for the cost of fuel, oil, taxes, insurance, maintenance and any other associated expenses required for the Aircraft during the course.  The course duration shall be for a maximum of [*] training days.

The maintenance training shall be designed to meet the requirements of TC for an Aircraft Maintenance Engineer (AME-M, AME-E), EASA or FAA equivalent.  The training is also suitable for maintenance instructors, supervisory personnel and senior maintenance engineers or mechanics.

Buyer’s qualified personnel attending Bombardier’s maintenance training courses shall receive the applicable Maintenance Training Manual (without revision service) which is used during the training.

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 19 of 26

3.2.5	Avionics Maintenance Course (AME-E / B2)

Bombardier shall provide avionics maintenance training for [*] of Buyer’s experienced technicians, who meet the minimum prerequisites as stated in this Annex A, Article 3.1.5, per Aircraft up to a maximum total of [*] technicians.

The course shall consist of detailed electrical and avionics systems description, operation and routine line maintenance practices (ATA Level 3).  The course material shall be principally electrical and avionic but shall include mechanical information for overall systems comprehension.  The course duration shall be for a maximum of [*] training days.  The course shall consist of classroom instruction at an appropriate location in North America designated by Bombardier and/or web based training.

3.2.6	Engine Run Training

Bombardier shall provide engine ground-run training for up to a maximum of [*] of Buyer’s experienced technicians, who meet the minimum prerequisites as stated in this Annex A, Article 3.1.5.

The engine ground-run course shall provide detailed powerplant systems description including normal/abnormal operation and emergencies using an FTD.  [*]

3.2.7	Taxi Training

Bombardier shall provide Aircraft taxi training for up to a maximum [*] of Buyer’s experienced technicians, who meet the minimum prerequisites as stated in this Annex A, Article 3.1.5.

The taxi course allows, through the use of a FFS, introduction to Aircraft operation in the airport or airfield environment.  [*].

3.3	Additional / Optional Training Services

3.3.1	Recurrent Pilot Training

Bombardier shall, upon Buyer’s request, provide a proposal for a TC, EASA or FAA approved recurrent pilot training course for CSeries type rated pilots, customized in content in accordance with Article 3.3.4 to meet the recurrent training requirements of Buyer’s pilots.

3.3.2	Course Training Material

Bombardier shall, upon Buyer’s request, present a proposal to provide training materials used to conduct the Flight Crew Ground Training course.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 20 of 26

3.3.3	General Familiarization Course

Bombardier shall, upon Buyer’s request, provide a proposal for a general familiarization course via web-based training (Buyer to provide its own internet access). The course shall generally describe the Aircraft, the systems and the maintenance and support requirements. This course shall be primarily designed for Buyer's facilities planning, parts provisioning and aircraft management personnel.  The course shall be a self-paced program and the approximate duration shall be [*] hours.

3.3.4	Customized Training Courses

Bombardier shall, upon Buyer’s request, provide a proposal for customized courses to meet customer needs and/or enhance Bombardier’s standard courses.

3.3.5	Vendor Training

Vendor training may be available on mutually agreed upon terms if requested by Buyer. Travel and accommodation costs shall be borne by Buyer if the training is provided at the Vendor’s facility.  Vendor training may address additional shop maintenance functions such as wheels, brakes and engine shops. If requested by Buyer, Bombardier shall assist Buyer in arranging such Vendor training.

3.4	Insurance

3.4.1
Buyer shall at all times during flight training by Bombardier in Buyer’s Aircraft and/or the provision of the Start-Up Team Services as described in Annex A, Article 1.2 in connection with Buyer’s Aircraft, secure and maintain in effect, at its own expense, insurance policies covering such Aircraft including without limitation:

(a)
aviation liability insurance, including third party liability and liability insurance to passengers, crew,  property and cargo,  in amounts not less than Three Hundred Million United States Dollars ($300,000,000 USD) for any single occurrence; and

(b)	all risk aircraft hull and engine insurance for an amount which is the lower of fair market value and book value.

3.4.2
The liability policy shall name Bombardier (and its affiliates) as additional insureds.  The hull and liability policies shall contain a full waiver of subrogation or set-off or counter-claim or any other deduction in favour of additional insureds.  All insurance policies shall provide for payments despite any misrepresentations or breach of warranty by any person (other than the assured receiving payments) and shall not be subject to any offset by any other insurance carried by Bombardier, except that Buyer shall not be required to provide insurance with respect to the manufacturing, repair and maintenance activities of Bombardier (and of its affiliates) and the related potential liability (product or otherwise) arising therefrom.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 21 of 26

3.4.3	The policies referred to in Annex A, Article 3.4.1 shall contain provisions:

(i)	whereby such insurance shall be primary without right of contribution from any other insurance carried by additional insureds;

(ii)	whereby additional insureds shall have no liability for premiums, deductibles or commissions with respect to such policies; and

(iii)	whereby Buyer’s insurers or insurance brokers shall provide at least [*] calendar days’ written notice of lapse, cancellation or material change in coverage to be given to additional insureds.

3.4.4
Buyer shall arrange with Buyer’s insurers or authorized insurance brokers to provide written confirmation to Bombardier of the effectivity of such insurance by means of an insurance certificate(s), prior to the commencement of the flight training and/or Start-Up Team Services and [*] days prior to any renewal or anniversary taking place during the period in which such flight training and/or Services is/are to be performed.

ARTICLE 4  -  TECHNICAL DATA

4.1	Technical Data

4.1.1	Technical Data Provided

Bombardier shall make available to Buyer the technical publications listed in Attachment “A” hereto (the “Technical Data”) in digital format, accessible and distributable through the Bombardier web portal (or for certain items identified in Attachment “A”, in paper format).

The Technical Data shall (i) comply with Specification S1000D, as applicable, (ii) be in the English language, and (iii) provide information on items manufactured according to Bombardier’s detailed design in those units of measure used in the Specification or as may otherwise be required to reflect Aircraft instrumentation.

4.1.2	Additional Technical Data

Any additional Technical Data and associated revisions purchased over and above those listed herein, shall be subject to the terms and conditions specified in Bombardier’s “Manual Status and Price List”.

4.2	Shipment

All Technical Data furnished hereunder shall be delivered to Buyer Free Carrier (Incoterms) Bombardier’s designated facilities in North America and at a time to be mutually agreed to between Buyer and Bombardier or via digital communication means.

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 22 of 26

4.3	Proprietary Technical Data

It is understood and Buyer acknowledges that the Technical Data provided herein is proprietary to Bombardier and/or its Vendors. All rights to copyright belong to Bombardier and/or its Vendors and the Technical Data shall be kept confidential by Buyer to the extent required by Article 22 of the Agreement. Buyer agrees to use the Technical Data solely to maintain, operate, overhaul or repair its Aircraft only or to make installation or alteration(s) thereto allowed by Bombardier.

Except as permitted by Article 22 of the Agreement, Technical Data shall not be disclosed to third parties or used by Buyer or furnished by Buyer for the design or manufacture of any Aircraft or Spare Parts including Bombardier Spare Parts or items of equipment, except when manufacture or redesign is permitted under the provisions of Annex A, Article 2.5 hereof or for the maintenance of the Aircraft and then only to the extent and for the purposes expressly permitted herein, and provided further that the recipient shall enter into Standard Form Non-Disclosure and Data Licensing Agreement. Some components of the Technical Data may be subject to Buyer entering into standard form software and data license agreements prior to utilization.

4.4	Revision Service
.
Bombardier shall provide Buyer with revision service commencing upon delivery of the first Technical Data to Buyer for a maximum of [*] years. For each Firm Aircraft that is terminated by Bombardier due to Buyer’s default in accordance with the terms and conditions of the Agreement, the term of the revision service shall be reduced by [*] months. The purchase of any additional revision services to the foregoing shall be subject to the terms and conditions specified in Bombardier’s “Manual Status and Price List”.

4.4.1	Revisions to the Technical Data to reflect the Aircraft configuration at Delivery Date shall be provided to Buyer within [*] months following the Delivery Date of each of the Aircraft, respectively.

4.4.2
Provided the revision service is being supplied under the terms of this Agreement or by subsequent purchase order, Bombardier shall incorporate in the applicable documents all applicable Bombardier originated Service Bulletins, any Bombardier originated changes and Airworthiness Directives. The manuals shall then contain both the original and revised configuration.

4.5	Passenger Information Cards

[*].  For an additional cost, subject to negotiation, Bombardier shall provide, in Bombardier’s standard format, laminated passenger information cards in quantities requested.

* Confidential
* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 23 of 26

4.6	Vendor Manuals

All Vendor Technical Data and revisions shall be provided to Buyer either by Bombardier or directly by Vendors.

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 24 of 26

[*]

[*]

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[*]	[*]	[*]

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[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
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[*] [*] [*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
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[*]	[*]	[*]
[*]	[*]	[*]

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 25 of 26

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]
[*]	[*]	[*]

[*]

[*]

* Confidential

Annex A to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 26 of 26

ANNEX B

WARRANTY AND SERVICE LIFE POLICY

ARTICLE 1 – DEFINITIONS

In this Annex B, the following terms and expressions shall have the meaning ascribed thereto below unless otherwise expressly provided. All other defined terms and expressions used in this Annex B and defined elsewhere in the Agreement shall have the meaning ascribed to them in the Agreement.

“Aircraft Illustrated Parts Catalogue” means the manual containing information for the identification and requisition of Aircraft replaceable parts and units, as amended from time to time by Bombardier.

“Bombardier Spare Part(s)” means any Bombardier spare part, ground support equipment, tool or test equipment for the Aircraft which is i) manufactured by Bombardier or ii) manufactured by a third party on behalf of Bombardier where such third party has been provided a Bombardier drawing by Bombardier for such part, ground support equipment, tool or test equipment.  For greater certainty, Bombardier Spare Part(s) do not include any component, equipment, accessory or part that at the Delivery Date of an Aircraft is/are installed on or incorporated in such Aircraft.

“Bombardier Warranty” means the warranty provided by Bombardier to Buyer pursuant to Annex B, Article 2.1.

“Buyer Furnished Equipment” means items of equipment, if any, that are furnished by Buyer and installed on the Aircraft by Bombardier.

“Consumables” means any items which can be used only once, including, without limitation, standard maintenance consumables such as fuel, oil and other fluids, compounds, and filters, seals and gaskets (unless stipulated as reusable).

“Flight Hours” means the measure of time that an Aircraft is in flight from wheels off ground to wheels on ground.

“Power Plant Part(s)” means: (i) an engine, and any engine component, equipment or part, including the nacelle and any accessory or assembly, carrying the power plant manufacturer’s part number, or (ii) any part furnished by the power plant manufacturer as a spare part.

“Structural Repair Manual” means the manual containing descriptive information for identification and repair of Aircraft primary and secondary structure.

“Technical Data” shall have the meaning attributed to it in Annex A, Article 4.1.

“Vendor” means a manufacturer of a Vendor Part.

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 1 of 18

“Vendor Part(s)” means any component, equipment, accessory or part, including a spare part, ground support equipment, tool and test equipment, for the Aircraft that is not a Warranted Part, Bombardier Spare Part, Power Plant Part or Buyer Furnished Equipment.

“Vendor Warranty” means the warranty provided directly by a Vendor to Buyer in respect of a Vendor Part.

“Warranted Part” means any Bombardier component, equipment, accessory or part that at the Delivery Date of an Aircraft: (a) is installed on or incorporated in such Aircraft and (b) is i) manufactured by Bombardier or ii) manufactured by a third party on behalf of Bombardier where such third party has been provided a Bombardier drawing by Bombardier for such component, equipment, accessory or part.

ARTICLE 2 - BOMBARDIER WARRANTY

This Annex B sets out the warranty referred to in Article 3 of the Agreement and Article 2.25 of Annex A of the Agreement.  To the extent such warranty refers to Bombardier Spare Part(s), such warranty is only applicable to new Bombardier Spare Part(s) purchased from Bombardier and its affiliates.

2.1	Warranty

2.1.1	Subject to Annex B, Articles 2.6, 2.7, 3.1 and 3.2, Bombardier warrants that, at the Delivery Date of the Aircraft:

2.1.1.1	the Aircraft shall conform to the Specification, except that any matter stated in the Specification as a type characteristic, estimate or approximation is excluded from this warranty;

[*]	the Aircraft shall be free from defects caused by the [*]

2.1.1.2	the Warranted Parts shall be free from defects in material or workmanship; and

2.1.1.3	the Warranted Parts shall be free from defects in design, including selection of materials and the process of manufacture, having regard to the state of the art as of the date of such design.

2.1.2	Bombardier further warrants that, at the time of its delivery to Buyer, the Technical Data shall be free from error.

2.1.3
The Bombardier Warranty set forth in Annex B, Article 2.1.1 and 2.1.2 above does not apply to Bombardier Spare Parts, Buyer Furnished Equipment, Power Plant Parts, Vendor Parts, Consumables or to any corresponding technical data.

2.1.4	Subject to Annex B, Articles 2.6, 2.7, 3.1 and 3.2, Bombardier warrants that, at the date of delivery to Buyer of the relevant Bombardier Spare Part:

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 2 of 18

2.1.4.1	the Bombardier Spare Part shall be free from defects in material or workmanship; and

2.1.4.2	the Bombardier Spare Part shall be free from defects in design, including selection of materials and the process of manufacture, having regard to the state of the art as of the date of such design.

2.2	Warranty Period

2.2.1
The warranty set forth in Annex B, Article 2.1 shall remain in effect for any defect covered by the warranty (a “Defect”) becoming apparent during the following periods (individually, the “Warranty Period”):

2.2.1.1
For failure (i) of the Aircraft to comply with the warranty set forth in Annex B, Articles 2.1.1.1 or 2.1.1.2, or (ii) of a Warranted Part to comply with Annex B, Articles 2.1.1.3 or 2.1.1.4, for [*] months or [*] Flight Hours from the Delivery Date of the Aircraft, whichever occurs first.

2.2.1.2
For failure of a Bombardier Spare Part to comply with the warranty set forth in Annex B, Articles 2.1.4.1 or 2.1.4.2, for [*] months from the delivery to Buyer of such Bombardier Spare Part, or [*] Flight Hours from the installation of such Bombardier Spare Part on an aircraft, whichever occurs first.

2.2.1.3	For failure of the Technical Data to comply with the warranty in Annex B, Article 2.1.2, for [*] months from the date of delivery of the applicable Technical Data.

2.2.1.4
A repaired, replacement or reworked part which is the subject of a warranty claim approved by Bombardier and installed on or incorporated in an Aircraft during the Warranty Period set out in Annex B, Article 2.2.1.1 shall be warranted under the same terms and conditions as the repaired, replaced or reworked Warranted Part for the then unexpired portion of the Warranty Period of the repaired, replaced or reworked Warranted Part set forth in Annex B, Article 2.2.1.1.

2.3	Repair, Replacement or Rework

As to each matter covered by this warranty, Bombardier’s sole obligation and liability is limited to, at Bombardier’s election, correction by the repair, replacement or rework of the defective Warranted Part or Bombardier Spare Part, or the correction of any defective Technical Data.

In the case of a Defect relating to non-conformance with the Specification, Bombardier shall correct such Defect in the equipment, item or part in which such Defect appears, except that Bombardier shall not be obligated to correct any such Defect which has no material effect on the performance, maintenance, use or operation of the Aircraft.
.

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 3 of 18

2.4	Warranty Administration

2.4.1	Claim Submission

Bombardier’s obligations under this Annex B, Article 2 are subject to a warranty claim being submitted in writing to Bombardier’s designated warranty administrator, through the on-line submission form, fax or e-mail, or in such additional manner and form communicated by Bombardier to Buyer in writing from time to time.

2.4.2	Claim Information and Substantiation

Claims shall include but not be limited to the following information, to the extent reasonably ascertainable and relevant, as applicable:

2.4.2.1
the identity of the Warranted Part, the Bombardier Spare Part or item involved, including the Warranted Part or Bombardier Spare Part number, the Bombardier serial number, if applicable, the position on the Aircraft according to the Aircraft Illustrated Parts Catalogue and the quantity claimed to be defective;

2.4.2.2	the Bombardier serial number of the Aircraft from which the Warranted Part or Bombardier Spare Part was removed;

2.4.2.3	the date the claimed Defect became apparent to Buyer;

2.4.2.4	the total Flight Hours (and cycles, if applicable) accrued on the Warranted Part or Bombardier Spare Part at the time the claimed Defect became apparent to Buyer;

2.4.2.5	a description of the claimed Defect, the circumstances pertaining thereto and the justifications in support of Buyer assertion that warranty coverage applies;

2.4.2.6	in the case of a Bombardier Spare Part, the relevant purchase order invoice number; and

2.4.2.7	If Buyer wishes to perform repairs to correct the Defect itself, a request for Bombardier’s permission to do so.

Buyer shall provide commercially reasonable cooperation to Bombardier in the conduct of its investigation of a claim and any tests that may be required.

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 4 of 18

2.4.3	Bombardier Disposition

Within [*] calendar days following receipt by Bombardier of Buyer’s warranty claim for a Defect, if Buyer has requested permission to perform repairs to correct a Defect, Bombardier shall give written Notice to Buyer approving or denying such request and if such request is denied, Bombardier shall advise Buyer how Bombardier wishes to proceed to correct the Defect by the repair, replacement or rework. If no such request was made by Buyer, Bombardier shall notify Buyer of Bombardier’s disposition in accordance with Article 2.4.5 of Annex B. If Bombardier shall have approved Buyer’s request to perform repairs to correct a Defect, at the time of such approval, Bombardier shall specify a reasonable estimate for the labour hours required for the repair or rework of the Defect by Buyer. Bombardier’s approval for Buyer to correct a Defect in accordance with Annex B, Article 2.5 shall not constitute a determination as to the existence of a Defect as described in Annex B, Article 2.1above. If Bombardier had approved Buyer’s repair of the Defect and Buyer advises Bombardier that Buyer believes such estimate to be inadequate and Buyer and Bombardier are unable to agree on a final estimate, Bombardier shall advise Buyer how Bombardier wishes to proceed regarding the warranty claim to correct the Defect by the repair, replacement or rework.

2.4.4	Timely Correction

Following receipt of the defective Warranted Part or Bombardier Spare Part, Bombardier shall perform the repair, replacement or rework with reasonable care and dispatch.

2.4.5	Approval, Audit and Transportation

All warranty claims shall be subject to audit and approval by Bombardier. Bombardier shall use reasonable efforts to advise Buyer in writing of the disposition of Buyer’s warranty claim within [*] calendar days following the receipt of the claim and, if requested, return of the defective Warranted Part or Bombardier Spare Part to Bombardier’s designated facility. Bombardier shall notify Buyer of Bombardier’s disposition of each claim.

[*]

2.5	Buyer In-House Repair

2.5.1	Authorization

Upon approval by Bombardier in accordance with Article 2.4.3 above and subject to this Article 2.5, Buyer may perform repairs of a Warranted Part or Bombardier Spare Part in-house: (i) if Buyer can demonstrate that adequate facilities and qualified personnel are available to Buyer to perform the repair; (ii) if such repair is performed in accordance with Bombardier’s written instructions or as stipulated in the Technical Data; and (iii) only to the extent reasonably necessary to correct the Defect. For clarity, Buyer may only perform such repair on its own Aircraft in-house using its own facilities and personnel.

2,5,2	[Intentionally Omitted]

2.5.3	Bombardier Rights

Bombardier shall have the right to have any Warranted Part or Bombardier Spare Part which is claimed to be defective returned to Bombardier in accordance with Annex B, Article 2.4.4, if, in the judgment of Bombardier, the nature of the defect requires technical investigation. Subject to applicable safety rules, Bombardier shall further have the right to have a representative present as an observer during the disassembly, inspection and/or testing of any Warranted Part or Bombardier Spare Part claimed to be defective. Such representative shall not interfere with Buyer’s operations or personnel.

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 5 of 18

2.5.4	Buyer In-House Repair Substantiation

In addition to the information required pursuant to Annex B, Article 2.4.2 and, to the extent reasonably ascertainable, Buyer shall submit to Bombardier all other information reasonably required by Bombardier, including relevant photographs, detailed task cards, labour hours, applied labour rates, material consumed, references to used CMMs and drawing and detailed teardown reports.

2.5.5	Scrapped Material

Buyer shall retain: (i) all Warranted Part(s) and Bombardier Spare Part(s) defective beyond economical repair and (ii) all defective part(s) removed from a Warranted Part during repair in each case for a period of [*] calendar days after the date of completion of the repair.  Such parts will either:

(a)
be returned to Bombardier or another location specified by Bombardier, at Bombardier’s cost, in accordance with Bombardier’s instructions within thirty (30) calendar days of receipt of Bombardier’s request to that effect given to Buyer within such [*] day period; or

(b)
after the expiration of such [*] days period, be scrapped or destroyed, in which case Buyer shall provide to Bombardier (i) a scrap or destruction tag providing the following information: part number, nomenclature, part serial number,  description, aircraft serial number the part was removed from, scrap or destruction date and (ii) the removed identification plate on a serialized component.

2.5.6	Credit

2.5.6.1
Buyer’s sole remedy, and Bombardier’s sole obligation and liability, in respect of Buyer in-house repair in accordance with this Article 2.5 shall be Bombardier issuing a credit in an amount to be determined pursuant to Annex B, Article 2.5.5 to Buyer’s account applicable against the purchase from Bombardier of goods (except aircraft) and services. If the repair or rework is performed by Buyer, Bombardier shall credit the account of Buyer for the Bombardier estimated labour hours (as finally agreed between Buyer and Bombardier if the preceding sentence is applicable) or for Buyer’s actual labour hours, whichever is less, for the repair or rework of such defective part, excluding any work necessary to gain access to, remove and re-install the relevant part(s) on the Aircraft and excluding any costs and expenses associated with the repositioning of the relevant Aircraft for repairs under the Bombardier Warranty.  Such credit shall be based on Buyer’s direct labour rate per man-hour plus burden rate of [*], subject to annual review and adjustment of such labour rate as mutually agreed; provided, however, that this amount [*] of then current Bombardier published selling labour rate, as may be amended from time to time.

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 6 of 18

2.5.6.2	No credit shall be provided to Buyer under Annex B, Article 2.5.5 if the defective Warranted Part or Bombardier Spare Part is, at the request of Buyer, otherwise corrected by Bombardier under Annex B.

2.6	Limitations and Exclusions

2.6.1	Bombardier shall be relieved of and shall have no obligation or liability under this Annex B, Article 2 with respect to a Defect if:

2.6.1.1
the applicable Aircraft or any of its parts have been altered or modified by Buyer without specific written approval from Bombardier or the applicable vendor,  unless Buyer furnishes evidence acceptable to Bombardier acting reasonably, that such alteration or modification was not a cause of the Defect;

2.6.1.2
the applicable Aircraft was operated, maintained or inspected in a manner not in accordance with the Technical Data and the manufacturer’s documentation furnished to Buyer (including Service Bulletins and Airworthiness Directives), unless Buyer furnishes evidence acceptable to Bombardier acting reasonably, that such operation, maintenance or inspection was not a cause of the Defect;

2.6.1.3
the applicable Aircraft was operated other than under normal airline use, has been subjected to misuse, abuse, foreign object damage or accident or as been improperly stored or protected against the elements when not in use, unless Buyer furnishes evidence acceptable to Bombardier acting reasonably, that such operation or event was not a cause of the Defect;

2.6.1.4
an installation, repair, alteration or modification to or of the Aircraft, the Warranted Part or Bombardier Spare Part made by the Buyer or a third party without the prior authorization of Bombardier pursuant to Annex B, Article 2.4.3, is the cause or a contributing  cause of the Defect;

2.6.1.5	Buyer does not:

(a)	report the Defect in writing to Bombardier’s warranty administrator within thirty (30) calendar days following such Defect becoming apparent;

(b)
retain the Warranted Part or Bombardier Spare Part claimed to be defective until advised by Bombardier to return such part to Bombardier’s designated facility in order for Bombardier to finalize its evaluation of the warranty claim or to otherwise repair or dispose of such Warranted Part or Bombardier Spare Part;

(c)
dispatch a Warranted Part or Bombardier Spare Part that Buyer has claimed has a Defect within [*] Business Days following receipt by Buyer of a Material Return Authorization (“MRA”) issued to Buyer by Bombardier (which MRA includes the shipping address of Bombardier’s designated facility to receive such part) (unless Bombardier shall have previously authorized Buyer to repair such part);

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 7 of 18

(d)
submit to Bombardier evidence acceptable to Bombardier, acting reasonably, within thirty (30) calendar days after reasonable request for such evidence from Bombardier, that the Defect is covered by this warranty;

(e)	maintain reasonably complete records of operations and maintenance of the Aircraft and make such records available to Bombardier as Bombardier may reasonably require; or

(f)
allow Bombardier reasonable opportunity to be present during the disassembly, inspection and testing of the Warranted Part or Bombardier Spare Part claimed to be defective or destroys or scraps same otherwise than as authorized by this Annex B; or

2.6.1.6	Buyer did not purchase the relevant product, accessory or part from Bombardier or one of its affiliates.

2.6.2
The warranty applies only to Aircraft in their original configuration as delivered by Bombardier to Buyer or as subsequently modified in accordance with Bombardier’s approved Technical Data or other written approval of Bombardier.

2.7	Normal Usage

Normal wear and tear (including corrosion) and the performance of scheduled maintenance, inspection and overhaul shall not constitute or indicate a Defect or failure under this warranty.

2.8	No Fault Found

In the event that a Warranted Part or Bombardier Spare Part returned to Bombardier under a warranty claim is subsequently established to be serviceable, Bombardier shall be entitled to charge and recover from Buyer all reasonable costs incurred by Bombardier in connection with such warranty claim. In the event the claim is ultimately confirmed to be a legitimate warranty claim, such costs incurred by Bombardier and charged to or recovered from Buyer shall be waived or reimbursed, as the case may be. In the event that repetitive in-service failure occurs following any corrective action procedures in respect of a particular Warranted Part or Bombardier Spare Part subsequently identified by Bombardier on a repeated basis to be “no fault found”, then Bombardier and Buyer shall discuss and mutually agree on a course of further action to identify the problem.

3.1	Warranties from Vendors

Bombardier has made or shall make reasonable efforts to obtain, prior to the delivery of the first Aircraft, a warranty of a scope and duration similar to those set forth in Annex B, Article 2.1.1.3, 2.1.1.4 and 2.1.2, or other favorable warranty from Vendors and the Power Plant Part manufacturer, with respect to Vendor Parts and Power Plant Parts installed on or incorporated in the Aircraft at the Delivery Date.  Bombardier confirms to Buyer that on the date of this Agreement Bombardier has obtained the warranties referred to in Attachment "B" hereto.

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 8 of 18

Except as specifically provided under this Annex B, Article 3, Bombardier shall have no liability or responsibility for any Vendor Parts, Power Plant Parts or Buyer Furnished Equipment and the warranties for Vendor Parts, Power Plant Parts and Buyer Furnished Equipment shall be the responsibility of the relevant Vendor or Power Plant Part manufacturer, and a matter as between Buyer and Vendor or the Power Plant Part manufacturer. Nothing in this Annex B, Article 3 shall be construed to add, vary, modify, restrict, diminish, delete or cancel any warranty provided by Vendors or the Power Plant Part manufacturer under the applicable agreements, if Buyer is entitled to the benefit of such warranty.

3.2	Vendor Warranty Backstop

Where, in respect of Vendor Parts installed on the Aircraft at the Delivery Date or subsequently purchased as spare parts from Bombardier or its authorized distributor and installed on the Aircraft (for certainty, excluding the Power Plant Parts), the Vendor is in default in the performance of any obligation under any applicable warranty obtained by Bombardier from such Vendor pursuant to Annex B, Article 3.1 above, the warranties and all other terms and conditions of Annex B, Article 2 shall become applicable in respect of the relevant Vendor Part as if said Vendor Part had been a Warranted Part (if such Vendor Part was installed on the Aircraft on the Delivery Date), [*] except that in both cases: (i) the applicable warranty period shall be the Warranty Period as set forth in Annex B, Article 2.2 or in the applicable Vendor Warranty, whichever is shorter, and (ii) all transportation costs associated with the Vendor Part as well as all labour and material costs to gain access to, remove and re-install the Vendor Part on the Aircraft together with any costs and expenses associated with the repositioning of the relevant Aircraft for repairs under the Vendor Warranty shall be borne by Buyer.  With respect to Vendor Parts warranty periods starting prior to the delivery of the Aircraft to Buyer, Bombardier where necessary, shall backstop such warranty period to start upon Buyer’s receipt of such Aircraft and to continue for the full original period of such Vendor Parts warranty.

In the event Bombardier backstops the Vendor Warranty as set forth above, then, at Bombardier’s request, Buyer shall assign to Bombardier, and Bombardier shall be subrogated to, all of Buyer’s rights against the relevant Vendor with respect to and arising by reason of such default and Buyer shall provide reasonable assistance to enable Bombardier to enforce the rights so assigned.

3.3	Vendor Warranty Administration

3.3.1	Administration Services – Warranty Administration Program

Upon enrollment of Buyer as set forth in Annex B, Article 3.3.2, Bombardier shall, without charge, provide or cause to be provided warranty administration services to Buyer in connection with Vendor Parts in accordance with the applicable terms and conditions of the relevant Vendor Warranty (the “Warranty Administration Program”). Under this Warranty Administration Program, Bombardier shall provide or cause to be provided to Buyer the following:

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 9 of 18

3.3.1.1	Appropriate Vendor Warranty claims reporting and processing tools, which Bombardier may change from time to time.

3.3.1.2	An initial, preliminary review and analysis of the Vendor Warranty claim substantiation and information provided by Buyer to ascertain completeness and claim timeliness.

3.3.1.3	Submit Vendor Warranty claim substantiation and information to the relevant Vendor for adjudication.

3.3.1.4	Use reasonable efforts to see that Vendors process claims promptly and make or cause to be made available to Buyer regular updates on such processing.

3.3.1.5
Perform an initial, preliminary review and analysis of Vendor’s claim adjudication and contest any claim denial decision of a Vendor where Bombardier deems, at its sole discretion, it appropriate in light of the circumstances and the terms and conditions of the Vendor Warranty. Should Bombardier decide not to contest a claim denial decision, it shall promptly so inform Buyer in writing together with reasonable substantiation thereof. Should, in the opinion of Bombardier, a detailed technical analysis be required to adequately contest a claim denial decision, Bombardier and Buyer shall discuss methods and procedures for the investigation and the costs to be assumed by Buyer.

3.3.1.6	As applicable and subject to acceptance by Vendor of the claim, promptly inform Buyer on the appropriate disposal of the Vendor Part.

3.3.1.7	Use reasonable efforts to address interface issues as set forth in Annex B, Article 3.4 below.

3.3.1.8
Oversee Vendors in connection with their adjudication of Vendor Warranty, perform regular performance reviews of Vendor Warranty administration process and take reasonable measures to cause Vendors to take appropriate corrective actions required to rectify deficiencies in their warranty administration.

The specific terms and conditions applicable to the Warranty Administration Program shall be provided to Buyer no later than [*] months prior to entry into service of the first CSeries aircraft.

Buyer may withdraw from the Warranty Administration Program at any time by providing Bombardier with [*] months written notice indicating its desire to withdraw.

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 10 of 18

All terms and conditions set forth in the relevant Vendor Warranty shall be applicable, including, without limitation, those in connection with audit, required information, cooperation of Buyer, limitations and exclusions.

3.3.2	Enrollment

Buyer must fully comply with the following conditions prior to services being provided under the Warranty Administration Program:

3.3.2.1	No later than [*] months prior to the scheduled Delivery Month of the first Aircraft, Buyer shall inform Bombardier of whether it wishes to be enrolled in the Warranty Administration Program.

3.3.2.2	Enrollment in the Warranty Administration Program shall only be permitted for Buyer’s entire Aircraft fleet.

3.3.2.3	Upon enrollment and thereafter, all Vendor Warranty claims must be made through the Warranty Administration Program.

3.3.2.4	Bombardier and Buyer shall mutually agree on a suitable plan for the implementation of the Warranty Administration Program for Buyer.

3.3.2.5
Whether Buyer is enrolled in the Warranty Administration Program or not shall not be construed to add, vary, modify, restrict, diminish, delete or cancel either the Bombardier Warranty or a Vendor Warranty, if Buyer is entitled to the benefit of such warranty.

3.3.3	Termination

Bombardier may refuse enrollment in or terminate the participation of Buyer in, as applicable, the Warranty Administration Program if Buyer is in default under any material provision of the Agreement.

3.3.4	Conditions, Exclusions and Limitations

In addition to all terms, conditions, exclusions and limitations that may be set forth in the applicable Vendor Warranty, the following conditions, exclusions and limitations shall apply to the Warranty Administration Program.

3.3.4.1
Buyer shall furnish to Bombardier all data and information in Buyer’s possession relevant to the Vendor Warranty claim at least ten (10) calendar days prior to the relevant Vendor Warranty expiry period and shall cooperate with Bombardier in the conduct of the claim administration process.

3.3.4.2	Bombardier shall not be obligated to provide any services under the Warranty Administration Program for claims submitted directly by Buyer to Vendor outside of the Warranty Administration Program.

* Confidential

Annex B to Purchase Agreement No. PA-C006	Bombardier ______ Buyer ______
Republic Airways Holdings Inc.	Page 11 of 18

3.3.4.3
The Warranty Administration Program applies only to Aircraft in their original configuration as delivered by Bombardier to Buyer or as subsequently modified in accordance with the Technical Data or other written approval of Bombardier.

3.3.4.4	Buyer shall maintain sufficient and skilled local personnel within its operations in support of the Warranty Administration Program.

If Buyer fails to comply with any of these conditions or should any of these exclusions or limitations arise with respect to a claim under a Vendor Warranty, Bombardier shall be released of its obligations under the Warranty Administration Program with respect to such claim.

3.4	Interface Commitment

In the event of a dispute in the application of a Vendor Warranty, at Buyer’s request addressed to Bombardier’s warranty administrator, Bombardier shall, without charge, conduct an investigation and analysis of any such dispute resulting from a technical interface problem to determine, if possible, the cause of the interface problem and then recommend feasible corrective action. Buyer shall furnish to Bombardier all data and information in Buyer’s possession relevant to the interface problem and shall cooperate with Bombardier in the conduct of its investigation and such tests as may be required.  Bombardier, at the conclusion of its investigation, shall advise Buyer in writing of Bombardier’s opinion as to the cause of the problem and Bombardier’s recommended corrective action.

ARTICLE 4  -  SERVICE LIFE POLICY

4.1	Applicability

The Service Life Policy (“SLP”) described in this Annex B, Article 4 shall apply if fleet-wide, repetitive failures occur in any of the components listed in Attachment A to this Annex B only (the “SLP Covered Component(s)”), it being understood that nothing in this Article 4 shall limit Buyer’s rights under Articles 2 and 3 of this Annex B.

4.2	Term and Corrective Action

Should fleet–wide, repetitive failures occur in any SLP Covered Component within [*] months, [*] Flight Hours, or [*] flight cycles, whichever occurs first following the Delivery Date of an    Aircraft containing such SLP Covered Component, Bombardier shall, as promptly as practicable and at its option:

(c)	design and/or furnish a correction for such failed SLP Covered Component; or

(d)
furnish a replacement SLP Covered Component, or part thereof, at the price set forth in Annex B, Article 4.3 below (exclusive of standard parts such as bearings, bushings, nuts, bolts, consumables and similar low value items).

* Confidential

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For greater certainty, labour cost for maintenance, restoration and/or corrective actions are not included under this SLP nor are any costs and expenses associated with the repositioning of the relevant Aircraft.

4.3	Price of a Replacement SLP Covered Component

Any SLP Covered Component, or part thereof, which Bombardier is required to furnish under this SLP shall be provided at the highest price calculated in accordance with the following formulae:

[*] [*]	[*]	[*] [*]	[*]	[*] [*]

Where:

[*]
[*]
[*]
[*]
[*]

4.4	Conditions, Exclusions and Limitations

4.4.1	The following conditions, exclusions and limitations shall apply to the SLP:

4.4.1.1	[*]

4.4.1.2	Bombardier’s obligations under this SLP are conditional upon the submission by Buyer of proof reasonably acceptable to Bombardier that the failure is covered hereby;

4.4.1.3
Buyer shall report any failure of a SLP Covered Component in writing to Bombardier’s warranty administrator within [*] calendar days after such failure becomes evident.  Failure to provide such required notice shall excuse Bombardier from all obligations with respect to such failure;

4.4.1.4
Unless expressly addressed in this Article 4.4.1, the provisions of Annex B, Article 2.6 (except for Article 2.6.1.5 (a) through (d) inclusively) are incorporated into this SLP by this reference and shall apply to Bombardier’s obligations under this SLP with respect to any SLP Covered Component;

4.4.1.5	Buyer shall maintain the Aircraft in accordance with the Technical Data;

4.4.1.6
Bombardier’s obligations under this SLP shall not apply to any Aircraft which has not been correctly modified in accordance with the Specification or instructions contained in the relevant Service Bulletins which are furnished to Buyer prior to receipt by Bombardier of any notice from Buyer of an occurrence which constitutes a failure in a SLP Covered Component.  The provisions of this Article 4.4.1.6 shall not apply in the event that Buyer furnishes evidence reasonably acceptable to Bombardier that such failure was not caused by Buyer’s failure to so modify the Aircraft;

* Confidential

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4.4.1.7	This SLP shall not apply to a failure of a SLP Covered Component if Bombardier determines that such failure may not reasonably be expected to occur on a fleet-wide and repetitive basis; and

4.4.1.8
This SLP shall not apply to a SLP Covered Component where the failure results from an accident, abuse, misuse, degradation, negligence or wrongful act or omission, unauthorized repair or modification adversely affecting the SLP Covered Component, impact or foreign object damage to the SLP Covered Component.

4.5	Coverage

This SLP is neither a warranty, a performance guarantee nor an agreement to modify the Aircraft to conform to new developments in design and manufacturing art.  Bombardier’s sole obligation and liability under this SLP is only to provide correction instructions to correct a SLP Covered Component, or to furnish replacement part(s) at a reduced price as provided in this SLP.

ARTICLE 5  -  GENERAL

5.1	No Duplication

It is agreed that Bombardier shall not be obligated to provide to Buyer any remedy which is a duplicate of any other remedy which has been or is to be provided to Buyer under any other part of the Agreement, this Annex B, any applicable in-service support agreement or any agreement with a third party.

5.2	Export Control

Buyer shall, at all times, comply with all applicable U.S. export and import laws, regulations and requirements, including but not limited to the U.S. Export Administration regulations, the International Traffic in Arms Regulations, and the U.S. Department of Treasury Office of Foreign Assets Control. This obligation of Buyer shall include but not be limited to applying for any necessary U.S. export and import licenses, permits or requests, filing any necessary export or import documentation, and paying any fees and duties associated with the export from or import into the United States by Buyer of any Bombardier Spare Parts or Vendor Parts.

5.3	Disclaimer

BOMBARDIER SHALL HAVE NO OBLIGATION OR LIABILITY (AT LAW OR IN EQUITY), WHETHER ARISING IN CONTRACT, UNDER STATUTE, UNDER WARRANTY, IN TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, CONTRIBUTORY NEGLIGENCE, VICARIOUS LIABILITY OR STRICT PRODUCTS LIABILITY) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, AGGRAVATED OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF USE, LOSS OF REVENUE OR LOSS OF PROFIT, WITH RESPECT TO:

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(i)	ANY DEFECT OR FAILURE IN ANY PRODUCT, PART, DOCUMENT, DATA, SERVICE OR ANY OTHER THING DELIVERED OR PROVIDED UNDER THIS AGREEMENT;

(ii)	ANY DELAY IN PERFORMANCE OF OR COMPLETE FAILURE TO PERFORM ITS OBLIGATIONS SET FORTH IN THIS ANNEX B FOR ANY REASON WHATSOEVER; OR

(iii)	ANY FAILURE TO PERFORM ANY OF ITS OTHER OBLIGATIONS UNDER THIS AGREEMENT.

NOTHING IN THIS ARTICLE 5.3 SHALL BE CONSTRUED TO ALTER OBLIGATIONS EXPRESSLY ASSUMED BY BOMBARDIER IN OTHER PROVISIONS OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE PROVISIONS OF THIS ANNEX B.

5.4	The terms of this Annex B for delivered Aircraft shall survive any termination of the Agreement.

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Annex B - Attachment A

SLP COVERED COMPONENTS

1.	WING

a.	Upper and lower wing box composite skins and stringers.

b.	Front and rear composite wing spars.

c.	Front spar to rear spar metallic wing box ribs.

d.	Main landing gear (MLG) Beam.

e.	MLG actuator support fittings.

f.	Wing to fuselage attachment structure.

g.	Engine pylon support fittings.

2.	FUSELAGE

a.
Window and windshield frame structure, but excluding the windows and windshield. Exterior skins, doublers, circumferential frames but excluding all systems, fairings, insulation, lining and decorative clips and brackets.

b.
Engine mount support box structure and machined pylon attachment fittings.  Primary structure frames around body openings for passenger door, service door, baggage door, avionics door, APU access door and emergency exit door.

c.	Nose landing gear well structure, including wheel well walls, ceiling, forward and aft pressure bulkheads, and pressure floor structural components at fuselage wing cutout.

3.	VERTICAL STABILIZER

a.	Vertical stabilizer composite torque box, including composite skin and stringers and composite front and rear spares.

b.	Vertical stabilizer to aft fuselage attach fittings.

c.	Vertical stabilizer torque box ribs.

4.	HORIZONTAL STABILIZER

a.	Horizontal stabilizer composite torque including composite skin and stringers and composite front and rear spars.

b.	Horizontal stabilizer to aft fuselage attach fittings.

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Republic Airways Holdings Inc.	Page 16 of 18

c.	Horizontal stabilizer torque box ribs.

5.	ENGINE PYLON

a.	Engine pylon side, top and bottom skins and stringers.

b.	Engine mounts fittings.

c.	Engine pylon to wing attach fittings.

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Republic Airways Holdings Inc.	Page 17 of 18

Annex B - Attachment B

[*]

[*]

* Confidential

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